SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BBX Capital Corporation

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BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

April 21, 2017

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BBX Capital Corporation, which will be held on May 16, 2017 at 1:30 p.m., local time, at the Tower Club, 100 Southeast Third Avenue, One Financial Plaza, Regions Bank Building, 28th Floor, Fort Lauderdale, Florida 33394.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman and Chief Executive Officer

BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 16, 2017

Notice is hereby given that the Annual Meeting of Shareholders of BBX Capital Corporation (the “Company”) will be held at the Tower Club, 100 Southeast Third Avenue, One Financial Plaza, Regions Bank Building, 28th Floor, Fort Lauderdale, Florida 33394, on May 16, 2017, commencing at 1:30 p.m., local time, for the following purposes:

1.       To elect fifteen directors to the Company’s Board of Directors to serve until the Company’s 2018 Annual Meeting of Shareholders.

2.       To approve the BBX Capital Corporation 2014 Incentive Plan, as proposed to be amended and restated.

3.       To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only record holders of the Company’s Class A Common Stock or Class B Common Stock at the close of business on April 12, 2017 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman and Chief Executive Officer

Fort Lauderdale, Florida

April 21, 2017

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

PROXY STATEMENT

The Board of Directors of BBX Capital Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Tower Club, 100 Southeast Third Avenue, One Financial Plaza, Regions Bank Building, 28th Floor, Fort Lauderdale, Florida 33394, on May 16, 2017 at 1:30 p.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about April 21, 2017.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of fifteen directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2018 Annual Meeting of Shareholders. The shareholders will also be asked at the Annual Meeting to approve the BBX Capital Corporation 2014 Incentive Plan, as proposed to be amended and restated (the “Incentive Plan”). As described in further detail in this Proxy Statement, the proposed amendments to the Incentive Plan include amendments which would (a) increase the number of shares of the Company’s Class B Common Stock available for grant under the Incentive Plan from 8,500,000 shares to 9,500,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan from 9,000,000 shares to 10,000,000 shares, (b) allow for the grant of performance-based cash awards in addition to stock-based awards under the Incentive Plan, (c) add book value to the list of permitted performance-based goals under the Incentive Plan, and (d) set the maximum amount of performance-based awards that can be paid under the Incentive Plan to any one Section 162(m) officer (as defined below) in any one calendar year at $12,000,000. In addition, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters. Also, management will be available to report on the Company’s performance during the year ended December 31, 2016 and to respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock as of the close of business on April 12, 2017 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 85,896,527 shares of the Company’s Class A Common Stock and 16,754,009 shares of the Company’s Class B Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on both the election of directors and the proposal to approve the Incentive Plan. Additionally, in most cases, holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on any other matters properly brought before the Annual Meeting. Holders of the Company’s Class A Common Stock are entitled to one vote per share on each matter, with all holders of the Company’s Class A Common Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of the Company’s Class B Common Stock, which represents in the aggregate 78% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of the Company’s Class B Common Stock will be entitled to 18.18 votes on each matter.

As described in further detail below, in addition to the approval of the holders of the Company’s Class A Common Stock and Class B Common Stock as one class, approval of the Incentive Plan requires the approval of the holders of the Company’s Class B Common Stock, voting as a separate class. Such approval of the holders of the Company’s Class B Common Stock will constitute the approval required by the Company’s Amended and Restated Articles of Incorporation of the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the Incentive Plan, as proposed to be amended and restated.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s Class A Common Stock and Class B Common Stock outstanding as of the close of business on the Record Date will constitute a quorum. To act on the proposal to approve the Incentive Plan, holders of a majority of the shares of the Company’s Class B Common Stock outstanding as of the close of business on the Record Date are also required to be present at the meeting, in person or by proxy.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described on the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting card for you to use in providing your voting instructions.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Shareholders who wish to attend the Annual Meeting may contact the Company’s Investor Relations department at (954) 940-4994 for directions. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by providing your voting instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 9.

In addition, you may vote for or against, or abstain from voting on, the proposal to approve the Incentive Plan. The proposal to approve the Incentive Plan, including information regarding the proposed amendments to the Incentive Plan, is described in this Proxy Statement beginning on page 38.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares FOR ALL of the director nominees and FOR the approval of the Incentive Plan.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees and FOR the approval of the Incentive Plan. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s Secretary stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date or transmitting new voting instructions by telephone or internet, or by attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

With respect to the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Company’s Class A Common Stock and Class B Common Stock as one class is required for a director nominee to be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

With respect to the proposal to approve the Incentive Plan, the affirmative vote of a majority of the votes cast on the proposal by holders of the Company’s Class A Common Stock and Class B Common Stock voting together as one class, as well as the affirmative vote of holders of a majority of the outstanding shares of the Company’s Class B Common Stock will be required for approval. Since abstentions are treated for these purposes as votes cast on the proposal, abstentions will effectively count as votes against approval of the Incentive Plan. As described in further detail in this Proxy Statement, under the Company’s Amended and Restated Articles of Incorporation, approval of the holders of the Company’s Class B Common Stock is required in order to issue the additional shares of the Company’s Class B Common Stock authorized for grant under the Incentive Plan, as proposed to be amended and restated. A vote in favor of approval of the Incentive Plan by the holders of the Company’s Class B Common Stock will also be deemed to constitute a vote in favor of the approval required by the Company’s Amended and Restated Articles of Incorporation of the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards granted under the amended Incentive Plan. Accordingly, a holder of the Company’s Class B Common Stock should only vote in favor of the Incentive Plan if the holder wishes to approve both the Incentive Plan and issuance of additional shares of Class B Common Stock which may be issued under the amended Incentive Plan.

Shareholder approval of the Incentive Plan will also constitute shareholder approval of the performance goals for use in regard to performance-based awards which may be granted under the Incentive Plan from time to time, including for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in street name, your broker, bank or other nominee may only vote your shares in its discretion on “routine matters.” Neither the proposal relating to the election of directors nor the proposal to approve the Incentive Plan is considered a “routine matter” under applicable rules and regulations. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting (“routine matters”) but does not have discretion to vote on other matters at the meeting (“non-routine matters”), the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-routine matters” with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-routine matters.” This is generally referred to as a “broker non-vote.”

Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and Florida law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The Company’s Board of Directors has determined that Norman H. Becker, Steven M. Coldren, Darwin Dornbush, Willis N. Holcombe, Oscar Holzmann, Alan J. Levy, Joel Levy, William Nicholson, Anthony P. Segreto, Neil Sterling and Charlie C. Winningham, II, who together comprise a majority of the Board, are independent. For purposes of making its independence determinations, the Board of Directors used the definition of “independence” set forth in the listing standards of the New York Stock Exchange (the “NYSE”). The Board made such independence determinations based on a review of transactions and relationships between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand, as well as transactions and relationships between each director or his affiliates, on the one hand, and members of the Company’s senior management or their affiliates, on the other hand. To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board; (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such entity’s consolidated gross revenues; and (iii) investments by directors in common with each other or the Company. In addition, with respect to Mr. Coldren, the Board specifically discussed and considered that he is the President of Business Information Systems, Inc., a company which currently leases (and, since 1985, has leased) office space from Abdo Companies, Inc., of which John E. Abdo, the Company’s Vice Chairman is President, for approximately $84,000 per year, which was reported to the Board to approximate the market rate. The Board determined that this relationship did not constitute a material relationship that would impair Mr. Coldren’s independence.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bbxcapital.com, and each is available in print, without charge, to shareholders.

The Board met 17 times during 2016. Each member of the Board of Directors attended at least 75% of the total number of meetings of the Board held while such director was on the Board and meetings of the committees on which he served during 2016. The Company has no formal policy requiring directors to attend the Company’s annual meeting of shareholders. Eight of the Company’s nine then-serving directors attended the Company’s 2016 Annual Meeting of Shareholders.

The Audit Committee

During 2016, the Audit Committee was comprised of Joel Levy, Chairman, Oscar Holzmann and William Nicholson. In addition, Norman H. Becker and Steven M. Coldren were added to the Audit Committee during January 2017. The Board has determined that each member of the Audit Committee is “financially literate” and “independent,” within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and regulations, and that each of Messrs. Levy, Becker and Holzmann is qualified as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee met eight times during 2016.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning the Company’s internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 47.

The Compensation Committee

During 2016, the Compensation Committee was comprised of Neil Sterling, Chairman, Darwin Dornbush and William Nicholson. In addition, Steven M. Coldren and Willis N. Holcombe were added to the Compensation Committee during January 2017. The Board has determined that each member of the Compensation Committee is “independent,” a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director,” as defined for purposes of Section 162(m) of the Code. The Compensation Committee met six times during 2016.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Company’s executive officers, including the Chief Executive Officer. The Compensation Committee also administers the Company’s equity-based compensation plans.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. During 2016, Pearl Meyer & Partners, LLC, a third party compensation consultant, was engaged by the Compensation Committee to assist the Compensation Committee with respect to its review and determinations of the compensation of the Company’s executive officers, including the restricted stock awards and cash bonuses issued or paid to the Company’s executive officers during December 2016 as described in further detail below under “Executive Compensation.”

A report from the Compensation Committee is included in this Proxy Statement on page 26.

The Nominating/Corporate Governance Committee

During 2016, the Nominating/Corporate Governance Committee was comprised of Oscar Holzmann, Chairman, Alan J. Levy and Neil Sterling. During January 2017, the Nominating/Corporate Governance Committee was reconstituted so that it currently consists of Steven M. Coldren, Chairman, Oscar Holzmann, Anthony P. Segreto and Neil Sterling. The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent.” The Nominating/Corporate Governance Committee met two times during 2016.

The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process.

The Nominating/Corporate Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, may seek individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to allow for the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2018 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between January 16, 2018 and February 15, 2018 or (ii) if the Company’s 2018 Annual Meeting of Shareholders is held more than 30 days before or after May 16, 2018, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as the Chairman and Chief Executive Officer serves as the direct link between senior management and the Board.

Alan B. Levan held the dual position of Chairman and Chief Executive Officer from 1978 until December 2015, and he was reappointed as Chairman and Chief Executive Officer of the Company during February 2017. During the interim period, Jarett S. Levan served as the Company’s Acting Chairman, Chief Executive Officer and President. Mr. Jarett Levan continues to serve as President of the Company.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for efforts designed to assure that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that it believes may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During 2016, the Company’s non-management directors met twice in executive sessions of the Board in which management directors and other members of management did not participate. Neil Sterling was the presiding director for the executive sessions. The non-management directors have scheduled future meetings to be held at least annually, and may schedule additional meetings without management present as they determine.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary at the Company’s principal executive offices at 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.bbxcapital.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Compensation Committee Interlocks and Insider Participation

As described above, the Board of Directors has designated directors Neil Sterling, Chairman, Steven M. Coldren, Darwin Dornbush, Willis N. Holcombe and William Nicholson, none of whom are current or former officers or employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. There are no interlocking or other relationships or transactions involving the members of the Compensation Committee required to be disclosed under Item 407(e)(4) of Regulation S-K of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that, except as described below, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2016. On March 22, 2017, a Form 4 was filed to report the exercise by Oscar Holzmann of options to purchase 25,148 shares of the Company’s Class A Common Stock on November 29, 2016. As reported in such Form 4, the option exercise was a cashless exercise pursuant to which Mr. Holzmann surrendered to the Company 2,611 shares of the Company’s Class A Common Stock as payment of the exercise price.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than three or more than fifteen directors, and for each director to serve for a term expiring at the Company’s next annual meeting of shareholders. The specific number of directors is set from time to time by resolution of the Board. The Board of Directors currently consists of fifteen directors.

All fifteen of the Company’s current directors have been nominated for election at the Annual Meeting to serve for a term expiring at the Company’s 2018 Annual Meeting of Shareholders. Each of the director nominees was recommended for election by the Nominating/Corporate Governance Committee and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee has had any change in principal occupation or employment during the past five years.

Directors Standing for Election

ALAN B. LEVAN	Director since 1978[1]

Mr. Alan Levan, age 72, formed the I.R.E. Group (predecessor to the Company) in 1972. From 1978 until December 2015, he served as Chairman, Chief Executive Officer and President of the Company or its predecessors. From 1994 until December 2015, he was Chairman and Chief Executive Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) (together with its successor by merger, BBX Capital Florida LLC, “BCC”), which merged with and into a wholly owned subsidiary of the Company during December 2016 (the “BCC Merger”). From December 2015 until his reappointment as the Company’s Chairman and Chief Executive Officer during February 2017, Mr. Alan Levan served as Founder and strategic advisor to the Company’s Board of Directors. He also served as Founder and strategic advisor to the Board of Directors of BCC during that time and currently serves as its Chairman and Chief Executive Officer. In addition, Mr. Alan Levan served as Chairman of BankAtlantic, BCC’s former federal savings bank subsidiary, from 1987 until July 2012 when BCC sold BankAtlantic to BB&T Corporation (“BB&T”). In addition, from 2002 until December 2015, Mr. Alan Levan served as Chairman of Bluegreen Corporation (“Bluegreen”), in which the Company, indirectly through its wholly-owned subsidiary, Woodbridge Holdings, LLC (“Woodbridge”), holds a 100% equity interest. Bluegreen was a publicly traded company with common stock listed on the NYSE until April 2013 when Bluegreen became a wholly-owned subsidiary of Woodbridge pursuant to a cash merger transaction between the companies. Mr. Alan Levan also served as a director of Benihana Inc. (“Benihana”) until August 2012. The Company had a significant investment in Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. Mr. Alan Levan is the Chairman of the BBX Capital Foundation, a Trustee of Nova Southeastern University, Chairman of Nova Southeastern University’s Finance Committee, Co-Founder and Chairman of the Nova Southeastern University Susie and Alan B. Levan Ambassadors Board, and a director of the Broward Workshop. The Company’s Board of Directors believes that Mr. Alan Levan is a strong operating executive and that his proven leadership skills enhance the Board and the Company. The Board also believes that Mr. Alan Levan’s positions at the Company and its subsidiaries provide the Board with critical insight regarding the business and prospects of the organization.

1 Mr. Alan Levan’s term as a director of the Company excludes the period from December 2015 through February 2017 during which Mr. Alan Levan was not a director of the Company but served as Founder of the Company and strategic advisor to the Board. During such period, Mr. Jarett Levan served as Acting Chairman of the Board.

JOHN E. ABDO	Director since 1988

John E. Abdo, age 73, has served as Vice Chairman of the Company since 1993 and Vice Chairman of BCC since 1994. He served as Vice Chairman of BankAtlantic from 1987 until the completion of the sale of BankAtlantic to BB&T during July 2012. During December 2015, Mr. Abdo was appointed Acting Chairman of the Board of Bluegreen. Mr. Abdo has served as Vice Chairman of the Board of Bluegreen since 2002. Mr. Abdo is also President of Abdo Companies, Inc., and a member of the Board of Directors and certain committees, including the Finance Committee, of the Performing Arts Center Authority (“PACA”). Additionally, Mr. Abdo is the former 20-year President, and current member of the Investment Committee of the Broward Performing Arts Foundation (“BPAF”). Mr. Abdo also served as the Vice Chairman of the Board of Directors of Benihana until August 2012. The Company’s Board of Directors believes that it benefits from Mr. Abdo’s contributions to the Board, many of which are the result of his extensive experience as part of the Florida business community and his knowledge of the business and affairs of the Company and its subsidiaries based on his long history of service. The Board also believes that Mr. Abdo’s real estate background provides additional knowledge and perspective to the Board.

JARETT S. LEVAN	Director since 2009[1]

Jarett S. Levan, age 43, served as Acting Chairman, Chief Executive Officer and President of the Company from December 2015 to February 2017 and continues to serve as President of the Company. He has served as a member of the Company’s Board of Directors since September 2009 and was Executive Vice President of the Company from April 2011 until December 2015. He is also the President of BCC, and served as its Acting Chairman and Chief Executive Officer from December 2015 until the completion of the BCC Merger in December 2016. Mr. Jarett Levan also served as a director of BCC since 1999 and was the Chief Executive Officer and President of BankAtlantic from January 2007 until July 2012 when BankAtlantic was sold to BB&T. Mr. Jarett Levan also serves as a director of Business for the Arts of Broward, the Broward Center for the Performing Arts, the Fort Lauderdale Museum of Art, the Community Foundation of Broward, the Greater Fort Lauderdale Alliance and the Broward Workshop. Mr. Jarett Levan is also a member of the Nova Southeastern University Susie and Alan B. Levan Ambassadors Board. The Company’s Board of Directors believes that Mr. Jarett Levan’s operating and management experience, including his positions with the Company’s subsidiaries and affiliates, allow him to provide insight to the Board with respect to the Company’s business and affairs.

NORMAN H. BECKER	Director since 2016

Norman H. Becker, age 79, was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC since 2013. Mr. Becker is currently, and has been for more than ten years, self-employed as a Certified Public Accountant. Mr. Becker was the Chief Financial Officer and Treasurer of Proguard Acquisition Corp. as well as a member of its Board of Directors until his resignation from such positions during June 2012. Mr. Becker was previously a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. He has served as a director of Bluegreen since 2003. He also served as a director of Benihana until August 2012. The Board believes that Mr. Becker provides valuable insight to the Board based on his business, financial and accounting expertise and that his accounting and financial knowledge make him a valuable resource for the Audit Committee.

STEVEN M. COLDREN	Director since 2016

Steven M. Coldren, age 69, was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC or its predecessor since 1986. Mr. Coldren is the President/Founder of Business Information Systems, Inc., a distributor of commercial recording systems since 1982. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems. The Board believes that Mr. Coldren’s business and financial experience as the President/Founder of Business Information Systems and Chairman of Medical Information Systems, combined with his knowledge of BCC’s business as a consequence of his long history of service as a director of BCC, are valuable to the Board.

DARWIN DORNBUSH	Director since 2009

Darwin Dornbush, age 87, is an attorney in private practice. He served as a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP from 1964 until January 2015. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. In addition, Mr. Dornbush served as a member of the Board of Directors of Benihana from 1995 through 2005 and again from 2009 through January 2012. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. The Company’s Board of Directors believes that it benefits from Mr. Dornbush’s experience in legal and business matters gained from his career as a practicing attorney and his previous memberships on public company boards.

WILLIS N. HOLCOMBE	Director since 2016

Dr. Holcombe, age 71, was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC since 2003. Dr. Holcombe served as the Chancellor of the Florida College System from October 2007 until his retirement from that position in November 2011 and as interim President of Florida State College at Jacksonville from January 2013 through December 2013. He previously served as the President of Broward Community College from January 1987 until January 2004, as well as interim President from November 2006 to July 2007. Dr. Holcombe also served as a director on the Florida Prepaid College Board from January 2008 through November 2011. The Board believes that Dr. Holcombe’s academic background and management acumen, including his previous service as Chancellor of the Florida College System, give him a unique perspective to provide meaningful insight to the Board. The Board also believes that it benefits from Dr. Holcombe’s knowledge of, and relationships within, the South Florida community.

OSCAR HOLZMANN	Director since 2002

Oscar Holzmann, age 74, has been an Associate Professor of Accounting at the University of Miami School of Business since 1980. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974. The Company’s Board of Directors believes that Mr. Holzmann’s background gives him a unique perspective and position to contribute to the Board. His accounting and financial knowledge also make him a valuable member of the Company’s Audit Committee.

ALAN J. LEVY	Director since 2009

Alan J. Levy, age 77, is the founder and, since 1980, has served as the President and Chief Executive Officer of Great American Farms, Inc., an agricultural company involved in the farming, marketing and distribution of a variety of fresh fruits and vegetables. The Company’s Board of Directors believes that Mr. Levy’s leadership skills and business experience gained from his service as the President and Chief Executive Officer of Great American Farms enhances the Board.

JOEL LEVY	Director since 2009

Joel Levy, age 77, is the Vice Chairman of Adler Group, Inc., a commercial real estate company. He served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. The Company’s Board of Directors believes that Mr. Levy’s experience relating to the real estate industry gained from his executive positions at Adler Group and JLRE Consulting provide meaningful insight to the Board and that, based on his finance and accounting background, Mr. Levy makes important contributions to the Company’s Audit Committee.

WILLIAM NICHOLSON	Director since 2009

William Nicholson, age 71, has served as a principal of Heritage Capital Group, an investment banking firm, since 2010, and as its Chief Compliance Officer since 2012. He also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. The Company’s Board of Directors believes that, because of Mr. Nicholson’s extensive knowledge of the capital and financial markets and broad experience working with the investment community, Mr. Nicholson provides important insight to the Board on financial issues.

ANTHONY P. SEGRETO	Director since 2016

Anthony P. Segreto, age 67, was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC since 2012 and an advisory director of BCC from 2009 until 2012. Mr. Segreto formerly served as a news anchor on NBC’s South Florida affiliate for 40 years and is an active member of the South Florida community. He serves on the Boards of Directors of the Dan Marino Foundation, the Boys and Girls Club of Broward, 211 Broward and Forever Family, and he is the spokesperson for the Make-A-Wish Foundation and St. Jude’s Children’s Research Hospital. Mr. Segreto also serves on the Advisory Board of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship, and he is a member of the Orange Bowl Committee and the Board of Directors of the Miami Sports Commission, among other civic activities. Mr. Segreto also served as a consultant to BankAtlantic from October 2009 until the completion of the sale of BankAtlantic to BB&T during July 2012. The Board believes that it benefits from Mr. Segreto’s recognition, relationships and community involvement within the South Florida market.

NEIL STERLING	Director since 2003

Neil Sterling, age 65, has been the principal of The Sterling Resources Group, Inc., a business development consulting firm, since 1998. He is also the principal of SRG Technology, LLC, a software development and sales company, and New River Consulting Group, LLC, a business development consulting firm. As a business consultant and executive, the Company’s Board of Directors believes that Mr. Sterling brings strategic insight to the Board, both with respect to the Company’s business and investments as well as emerging business models.

CHARLIE C. WINNINGHAM, II	Director since 2016

Mr. Winningham, age 84, is a private investor. Mr. Winningham was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC or its predecessor since 1976. Mr. Winningham was the President of C.C. Winningham Corporation, a civil engineering and land surveying firm, from 1963 until his retirement in 2003. The Board believes that it benefits greatly from Mr. Winningham’s 40 years of experience in the real estate market. In addition, as a long-serving director of BCC, the Board believes that Mr. Winningham has a strong appreciation for, and vast knowledge of, the business and affairs of BCC, which the Board believes allows him to provide critical insight.

SETH M. WISE	Director since 2009

Seth M. Wise, age 47, has served as a director and Executive Vice President of the Company since September 2009. Mr. Wise has also served as Executive Vice President of BCC since August 2012. In addition, since July 2005, Mr. Wise has served as President of Woodbridge (including its predecessor, Woodbridge Holdings Corporation) after serving as its Executive Vice President since September 2003. He also previously was Vice President of Abdo Companies, Inc. The Company’s Board of Directors believes that Mr. Wise’s real estate-related experience and background enhance the Board’s knowledge with respect to the real estate industry and that it benefits from the insight he brings with respect to the Company’s, BCC’s and Woodbridge’s operations based on his executive positions at those companies.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Election of Each of the Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are the executive officers of the Company:

Name	Position
Alan B. Levan	Chairman and Chief Executive Officer
Jarett S. Levan	President and Director
John E. Abdo	Vice Chairman
Seth M. Wise	Executive Vice President and Director
Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors. Biographical information for each of the Company’s executive officers other than Mr. Lopez is set forth in “Proposal No. 1 – Election of Directors” above.

Raymond S. Lopez, age 42, joined the Company as Executive Vice President, Chief Financial Officer and Chief Accounting Officer in March 2015. Since March 2015, Mr. Lopez has also served as Chief Financial Officer of BCC. Prior to joining the Company, Mr. Lopez served as an officer of Bluegreen. He joined Bluegreen as its Controller in 2004 and was promoted to Chief Accounting Officer and Vice President of Bluegreen in 2005 and to Senior Vice President of Bluegreen in 2007. Prior to joining Bluegreen, Mr. Lopez worked in various capacities at Office Depot, Inc. and Arthur Andersen LLP. Mr. Lopez is a Certified Public Accountant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Party Transactions

The Company has a policy for the review and approval of transactions in which the Company is to be a participant, where the amount involved exceeds or is expected to exceed $120,000 annually, and in which any of the Company’s directors or executive officers, or any of their immediate family members, will have a direct or indirect material interest. Any such related party transaction is to be for the benefit of the Company and upon terms no less favorable to the Company than if the related party transaction was with an unrelated party.

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the review and approval of related party transactions relating to directors or executive officers, or their immediate family members, other than those presenting issues regarding financial or accounting matters, the review and approval of which has been delegated to the Audit Committee. In reviewing related party transactions, the Nominating/Corporate Governance Committee or the Audit Committee, as applicable, evaluates the terms of the related party transaction, including an assessment of the arms-length nature of the terms, and may evaluate and consider other factors that it deems appropriate with respect to the transaction.

Related Party Transactions

The Company may be deemed to be controlled by Alan B. Levan, the Company’s Chairman and Chief Executive Officer, and John E. Abdo, the Company’s Vice Chairman. Together, Mr. Alan Levan and Mr. Abdo may be deemed to beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 77% of the Company’s total voting power. See “Security Ownership of Certain Beneficial Owners and Management” below for further information with respect to the share ownership of each of Mr. Alan Levan and Mr. Abdo.

On December 15, 2016, the Company completed its acquisition of all of the outstanding shares of BCC’s Class A Common Stock not previously owned by the Company, pursuant to the terms of the Agreement and Plan of Merger between the companies, dated as of July 27, 2016, as amended on October 20, 2016 (the “BCC Merger Agreement”). Pursuant to the terms of the Merger Agreement, each share of BCC’s Class A Common Stock outstanding immediately prior to the effective time of the BCC Merger (other than shares held by the Company and shares as to which appraisal rights were exercised in accordance with Florida law) was converted into the right to receive, at the election of the holder thereof, either (i) $20.00 in cash, without interest, or (ii) 5.4 shares of the Company’s Class A Common Stock. Based on elections made by BCC’s former shareholders in accordance with the BCC Merger Agreement, the Company paid to BCC’s former shareholders a total of approximately $16.9 million and issued to BCC’s former shareholders a total of approximately 12.0 million shares of the Company’s Class A Common Stock in connection with the completion of the BCC Merger.

Prior to the completion of the BCC Merger, the Company held shares of BCC’s Class A Common Stock and Class B Common Stock representing an approximately 82% equity interest and 90% voting interest in BCC, and the Company and BCC owned 54% and 46%, respectively, of Woodbridge, the sole shareholder of Bluegreen. In connection with the BCC Merger, BCC merged with and into, and currently is, a wholly-owned subsidiary of the Company and following completion of the BCC Merger, BCC distributed to the Company all of the equity interests in Woodbridge held by BCC so that the Company now directly holds 100% of Woodbridge.

During 2016, Alan B. Levan served in a non-executive capacity as Founder and strategic advisor to the Board of Directors of both the Company and BCC. Mr. Alan Levan was reappointed to serve as Chairman and Chief Executive Officer of the Company during February 2017, and he also continues to serve as an employee of BCC. Jarett S. Levan, the son of Mr. Alan Levan, is the President of the Company and served as its Acting Chairman and Chief Executive Officer during 2016 until Mr. Alan Levan’s reappointment to such positions in February 2017. Mr. Jarett Levan is also Chairman, Chief Executive Officer and President of BCC. Further, John E. Abdo is the Vice Chairman of the Company and BCC, and the Acting Chairman of Bluegreen, Seth M. Wise is an executive officer and director of the Company and an executive officer of BCC, and Raymond S. Lopez is an executive officer of the Company and BCC, and former Chief Accounting Officer and Senior Vice President of Bluegreen. See “Executive Compensation” below for information regarding the compensation paid by the Company, BCC and Bluegreen, as applicable, to Mr. Alan Levan, Mr. Jarett Levan, Mr. Abdo, Mr. Wise and Mr. Lopez.

The following table presents information relating to shared services arrangements between the Company, BCC and Bluegreen, and an information technology services agreement between the Company and BCC (in thousands).

	For the Year Ended December 31, 2016
	BBX	BCC	Bluegreen
Shared service income (expense)	$577	(198)	(379)
Facilities cost and information technology	$(369)	369	—

In December 2012, the Company entered into an agreement with BCC pursuant to which BCC provides office facilities to the Company at BCC’s and the Company’s principal executive offices. Under the terms of the agreement, the Company reimbursed BCC at cost for certain costs and expenses related to the office facilities provided, which totaled approximately $0.4 million during the year ended December 31, 2016.

During the year ended December 31, 2016, Bluegreen paid a subsidiary of the Company approximately $0.6 million for a variety of management advisory services.

On April 30, 2015, the Company consummated a cash tender offer pursuant to which it purchased from the shareholders of BCC a total of 4,771,221 shares of BCC’s Class A Common Stock, at a purchase price of $20.00 per share, for a total purchase price of approximately $95.4 million. On April 17, 2015, the Company entered into a Loan Agreement and Promissory Note with a wholly-owned subsidiary of Bluegreen pursuant to which Bluegreen’s subsidiary provided an $80 million loan to the Company to finance, in part, the Company’s purchase of shares of BCC’s Class A Common Stock in the tender offer. Amounts outstanding on the loan bear interest at a rate of 10% per annum. Payments of interest are required on a quarterly basis, with all outstanding amounts being due and payable at the end of the five-year term of the loan. The Company is permitted to prepay the loan in whole or in part at any time, and prepayments will be required, to the extent necessary, in order for Bluegreen or its subsidiaries to remain in compliance with covenants under their outstanding indebtedness. During the year ended December 31, 2016, Bluegreen recognized approximately $8.0 million of interest income on the loan.

On September 4, 2015, the Company entered into Share Exchange Agreements (the “Share Exchange Agreements”) with Alan B. Levan, John E. Abdo, Jarett S. Levan and Seth M. Wise (collectively, the “BCC RSU Holders”), as holders of restricted stock units of BCC’s Class A Common Stock (“BCC RSUs”). Pursuant to the Share Exchange Agreements, (a) each BCC RSU Holder granted the Company the option to acquire, simultaneously with the vesting of each BCC RSU, some or all of the shares of BCC’s Class A Common Stock which, absent the Share Exchange Agreement, would (after withholding) have been received by the BCC RSU Holder upon the vesting of the BCC RSU and (b) the Company agreed to issue to the BCC RSU Holder shares of the Company’s Class A Common Stock or Class B Common Stock having an aggregate market value equal to the aggregate market value of the shares of BCC’s Class A Common Stock acquired by the Company upon the option exercise. Pursuant to the Share Exchange Agreements, the market value of the shares of the Company’s Class A Common Stock and Class B Common Stock and of BCC’s Class A Common Stock was the closing price of the applicable class of stock on the trading day immediately preceding the date of closing of the share exchange. As a result of the Company’s and BCC’s entry into the BCC Merger Agreement and the exchange ratio of 5.4 shares of the Company’s Class A Common Stock for each share of BCC’s Class A Common Stock contemplated by the BCC Merger Agreement, each BCC RSU Holder agreed during September 2016 to receive no more than 5.4 shares of the Company’s Class A Common Stock or Class B Common Stock for each share of BCC’s Class A Common Stock subject to vested BCC RSUs with respect to any share exchanges effected during the pendency of the BCC Merger Agreement. In addition, during September 2016, the Company’s Board of Directors approved (a) the exercise in full of the Company’s options with respect to the BCC RSUs held by the BCC RSU Holders which were scheduled to vest between September 30, 2016 and October 4, 2016, and (b) the issuance of shares of the Company’s Class B Common Stock in exchange therefor. In connection with such option exercises, between September 30, 2016 and October 4, 2016, the Company issued a total of 1,530,822 shares of its Class B Common Stock to the BCC RSU Holders pursuant to the Share Exchange Agreements and received a total of 283,486 shares of BCC’s Class A Common Stock in exchange therefor. Because the exchange ratio calculated by dividing the closing price of BCC’s Class A Common Stock on each relevant date by the closing price of the Company’s Class B Common Stock on each such date exceeded 5.4, the Company issued 5.4 shares of its Class B Common Stock for each share of BCC’s Class A Common Stock received by it between September 30, 2016 and October 4, 2016. The following table sets forth the number of shares of the Company’s Class B Common Stock issued to each BCC RSU Holder between

September 30, 2016 and October 4, 2016, the number of shares of BCC’s Class A Common Stock which the Company received in exchange therefor, and the date of share exchange.

BCC RSU Holder	Date of Share Exchange	Number of Shares of the Company’s Class B Common Stock Issued to the BCC RSU Holder	Number of Shares of BCC’s Class A Common Stock Received by the Company
Alan B. Levan	9/30/2016	398,752	73,843
	10/1/2016	107,800	19,963
John E. Abdo	9/30/2016	398,752	73,843
	10/2/2016	107,800	19,963
Jarett S. Levan	9/30/2016	204,962	37,956
	10/3/2016	53,897	9,981
Seth M. Wise	9/30/2016	204,962	37,956
	10/4/2016	53,897	9,981
Total		1,530,822	283,486

On May 8, 2015, the Company, BCC, Woodbridge, Bluegreen and their respective subsidiaries entered into an Agreement to Allocate Consolidated Income Tax Liability and Benefits (the “Consolidated Tax Agreement”) pursuant to which, among other customary terms and conditions, the parties agreed to file consolidated federal tax returns.  Pursuant to the Consolidated Tax Agreement, the parties calculate their respective income tax liabilities and attributes as if each of them were a separate filer.  If any tax attributes are used by another party to the Consolidated Tax Agreement to offset its tax liability, the party providing the benefit will receive an amount for the tax benefits realized.  During the year ended December 31, 2016, Bluegreen paid the Company approximately $26.2 million pursuant to the Consolidated Tax Agreement.

The Company pays Abdo Companies, Inc. approximately $25,520 per month in exchange for Abdo Companies, Inc.’s provision of certain management services. John E. Abdo, the Company’s Vice Chairman, is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc.

EXECUTIVE COMPENSATION

compensation Discussion and Analysis

Executive Summary

The structure of the Company’s executive compensation program is intended to reflect the entrepreneurial nature of the Company’s business and its focus on long-term value creation. Performance and long-term value creation are sought to be rewarded through the components of the Company’s executive compensation program, including annual cash bonuses and stock awards that are earned over a multi-year period.

The Company is a diversified holding company with investments in Bluegreen and in real estate and middle market operating companies. Bluegreen is a sales, marketing, and management company focused on the vacation ownership industry. Through its real estate division, BBX Capital Real Estate, the Company is involved in the acquisition, ownership and management of investments and joint ventures in real estate and real estate development projects. In addition, through its middle market division, BBX Capital Middle Market, the Company engages in acquisitions, investments and management of middle market operating businesses. During 2016, the Company’s financial results benefited from the accomplishment of numerous strategic objectives at Bluegreen and within the BBX Capital Real Estate and Middle Market divisions, including the following:

●	BBX Capital Real Estate made significant progress in monetizing legacy real estate assets and continued to manage and seek recoveries from its portfolio of legacy assets that had been charged off in prior years.

●	BBX Capital Real Estate continued to pursue and manage real estate developments and joint ventures with respect to both its legacy assets as well as newly acquired real estate.

●	BBX Capital Middle Market continued to execute its middle market business strategy, including (i) the Company, through a wholly owned subsidiary, entered into area development agreements with MOD Super Fast Pizza Franchising, LLC, one of the largest fast-casual pizza brands in the United States, pursuant to which it anticipates developing approximately 60 MOD Pizza franchised restaurant locations throughout Florida over the next seven years, (ii) consolidating facilities in order to achieve operational efficiencies, (iii) recruiting and hiring key executives to provide new leadership to certain of its operating companies and (iv) overseeing the implementation of various strategic initiatives across its portfolio of operating businesses.

●	Bluegreen continued to implement and realize benefits from its “capital-light” business model, enabling it to leverage its expertise in resort management, sales and marketing, mortgage servicing, title services, and construction management to generate revenue from third parties, in addition to its traditional vacation ownership business. As a result, Bluegreen achieved higher levels of revenues, free cash flow and pre-tax income in 2016 as compared to 2015, significantly increasing Bluegreen’s intrinsic value.

In addition, as previously described, the Company achieved a significant milestone during December 2016 when it completed the BCC Merger pursuant to which the Company acquired all of the outstanding shares of BCC’s Class A Common Stock not previously owned by the Company.

As a result of the accomplishments described above and other factors, the Company generated positive financial results during 2016, including greater consolidated revenues and free cash flow as compared to 2015, as well as growth in book value at December 31, 2016 compared to December 31, 2015. These positive financial results were reflected in the market price of the Company’s Class A Common Stock, which increased approximately 44.0% from December 31, 2015 through December 31, 2016.

The Compensation Committee monitored achievement of these strategic initiatives and other factors during the year. As a result of that process, the Compensation Committee determined that the Company’s executives substantially accomplished many of the objectives established for them in 2016. Accordingly, during December 2016, the Compensation Committee approved the payment of cash bonuses and grants of restricted stock awards to the Company’s executives that are scheduled to vest over the next four years. Additional details are provided below; see especially “Annual Incentive Program” and “Long-Term Equity Compensation.”

Named Executive Officers

The following individuals were the “Named Executive Officers” of the Company during 2016:

Jarett S. Levan	President (and Acting Chairman and Chief Executive Officer during 2016)

John E. Abdo	Vice Chairman

Seth M. Wise	Executive Vice President

Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

As previously described, Alan B. Levan served the Company in a non-executive position as Founder and strategic advisor to the Company’s Board of Directors during 2016 and was reappointed as Chairman and Chief Executive Officer of the Company during February 2017. Mr. Jarett Levan continues to serve as the Company’s President.

Compensation Committee Oversight of Executive Compensation

The Compensation Committee of the Company’s Board of Directors administers the compensation program for the Company’s executive officers. The Compensation Committee evaluates and approves the base salaries, annual bonuses and equity awards and other compensation elements for each Named Executive Officer, including the Chief Executive Officer. The Compensation Committee also reviews and approves the Company’s executive compensation plans and policies.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board annually review and, if appropriate, revise the charter (or, in the case of the Compensation Committee, recommend to the full Board of Directors revisions to the charter). The Board determines the Compensation Committee’s membership, which is composed entirely of independent directors under applicable law, including the specific independence requirements for compensation committee members. As previously described the Board of Directors used the independence requirements set forth in the listing standards of the NYSE in connection with its independence determinations. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. When necessary or requested, the Chairman of the Compensation Committee reports at Board meetings on Compensation Committee actions and recommendations.

Executive Compensation Consultants

The Compensation Committee has the authority to engage and retain executive compensation consultants and other advisors to assist with its functions and decisions. During 2016, the Compensation Committee engaged Pearl Meyer & Partners, LLC, a third party compensation consultant (“Pearl Meyer”), to assist the Compensation Committee with respect to its review and determinations of the compensation of the Company’s executive officers, including the restricted stock awards and cash bonuses issued or paid to the Company’s executive officers during December 2016 as described in further detail below. Pearl Meyer was also engaged during 2017 in connection with the design of the incentive program for the Company’s executives for 2017 as described in further detail below.

Role of Management in Executive Compensation Decisions

The Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the Named Executive Officers. The Compensation Committee makes all compensation decisions for the Named Executive Officers, and the Compensation Committee reviews and approves recommendations regarding equity awards under the Company’s equity compensation plans. Subject to applicable law, including Section 162(m) of the Code, in the case of “performance-based compensation” granted to a Section 162(m) officer, and the terms of employment agreements, in reviewing the recommendations of the Chief Executive Officer, the Compensation Committee can exercise its discretion to approve, not approve or modify, upward or downward, any amounts or awards recommended by the Chief Executive Officer.

Consideration of Advisory Votes on Executive Compensation

At the Company’s 2013 Annual Meeting, holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 95% of the votes cast voted in favor of holding non-binding advisory votes on Named Executive Officer compensation every three years. The Board also believes that the say on pay proposal should be presented to a vote of the Company’s shareholders every three years because, among other things, a three-year period will allow the Company’s shareholders to better judge the Company’s executive compensation program in relation to performance over time and a three-year period will provide the Board with sufficient time to thoughtfully consider shareholder input, including voting results, and to effectively implement any changes to the Company’s executive compensation program it deems appropriate.

At the Company’s 2016 Annual Meeting, holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 92% of votes cast voted in favor of the compensation provided to the Company’s Named Executive Officers for 2015.

Although the advisory votes on executive compensation are not binding on the Company, the Compensation Committee intends to consider the outcomes of shareholder votes, as well as other feedback it may receive from shareholders regarding the compensation of Named Executive Officers. The next advisory vote on executive compensation will be held at the Company’s 2019 Annual Meeting; subject to the Board’s right, in its discretion, to submit the say on pay proposal to an advisory vote of the Company’s shareholders at an earlier time.

Executive Compensation Philosophy and Objectives

The Company’s compensation program for executive officers currently consists of a base salary, cash bonuses, periodic grants of restricted stock awards, and health and welfare benefits.

The Compensation Committee believes that an effective executive compensation program should:

●	reinforce the Company’s business strategy;

●	reflect the Company’s entrepreneurial culture;

●	align the interests of the Company’s executive officers with those of shareholders;

●	reward performance and long-term value creation;

●	recognize the individual performance, skills and responsibilities of each executive officer; and

●	attract, retain, motivate and reward executive officers who have the experience and ability to conceive and successfully execute the Company’s business and investment strategies.

From time to time, the Compensation Committee reviews market data, but the Compensation Committee does not manage salaries or other components of executive compensation toward a specific market target. This is due to, among other things, the limited number of publicly traded companies comparable to the Company in terms of size and scope, as well as the entrepreneurial nature of the Company, the variability of performance across the Company’s holdings, and the Company’s focus on long-term value creation. Market information, when considered, is used to provide a context and frame of reference for making decisions.

Each of the Named Executive Officers also holds an executive position at one or more of the Company’s subsidiaries. During 2016, as in prior years, the Company’s Named Executive Officers also received compensation from BCC for their services on behalf of BCC. In addition, Mr. Lopez also received compensation from Bluegreen for his services on its behalf during 2016. The compensation paid by the Company’ subsidiaries were in addition to the compensation provided to them by the Company. See “Summary Compensation Table” for additional information. While the Compensation Committee did not determine the compensation paid by BCC or Bluegreen in 2016, the Compensation Committee considered the fact that the Named Executive Officers allocated a portion of their time to such subsidiaries when determining the compensation paid to them by the Company. As a result of the completion of the BCC Merger, the Company’s Compensation Committee now determines the compensation payable to the Named Executive Officers for their services on behalf of both the Company and BCC. Compensation from Bluegreen continues to be determined by Bluegreen’s Compensation Committee and Board of Directors, and not by the Company’s Compensation Committee or Board of Directors.

As described below under “Employment Agreements,” each of the Named Executive Officers as well as Alan B. Levan, the Company’s current Chairman and Chief Executive Officer, have employment agreements with the Company and BCC. The employment agreements, among other things, provide the structure of the compensation to be paid to them for their services on behalf of the Company and BCC, including payments to which they may be entitled in connection with termination of their employment under certain circumstances such as following a “Change in Control.”

Components of Executive Compensation

The Company’s compensation program for the Named Executive Officers has been structured with a goal of achieving the objectives outlined above under “Executive Compensation Philosophy and Objectives.” For the year ended December 31, 2016, the principal components of compensation for the Named Executive Officers were:

●	base salary;

●	annual cash bonuses; and

●	long-term equity and incentive compensation.

Base Salary

The Compensation Committee believes that the base salaries paid by the Company are competitive with broad market practices based on periodic reviews of market data, trends in pay practices and the responsibilities of the Named Executive Officers. The Compensation Committee annually reviews the base salaries of the Named Executive Officers and makes decisions about any base salary increases after evaluating the Company’s performance and each executive officer’s contribution to those results. The Compensation Committee’s review also includes, among other things, the functional and decision-making responsibilities of each executive, the significance of an executive officer’s specific area of individual responsibility to the Company’s financial performance and strategic goals, and the contribution, experience and work performance of the executive officer relative to the Compensation Committee’s expectations as well as to other executive officers within the Company. The Compensation Committee also considers any recommendations from the Chief Executive Officer for adjustments to the base salaries of the other Named Executive Officers. Under the terms of their respective employment agreements, the base salary of a Named Executive Officer may not be decreased without his consent.

The 2016 base salaries of the Named Executive Officers from each of the Company and BCC were $750,000 for Mr. Abdo (or a total of $1,500,000), $450,000 for Mr. Jarett Levan (or a total of $900,000), $450,000 for Mr. Wise (or a total of $900,000), and $174,500 for Mr. Lopez (or a total of $349,000). Mr. Lopez also receives an annual base salary of $26,000 from Bluegreen, subject to adjustment from time to time at the discretion of Bluegreen’s Compensation Committee. During January 2017, the Compensation Committee reviewed the base salaries of the Named Executive Officers and Mr. Alan Levan, Founder and strategic advisor to the Board. After considering recommendations from management and reviewing the performance, skills, achievements and potential of Mr. Lopez, the Compensation Committee approved an increase in his base salary under his employment agreement with the Company and BCC for 2017, in each case, from $174,500 to $268,500 (or a total base salary from the Company and BCC of $537,000), which is in addition to his $26,000 annual base salary from Bluegreen. There were no adjustments to the base salaries of any of the other Named Executive Officers from the Company or BCC for 2017. However, the Compensation Committee approved a 2017 base salary of $750,000 for Mr. Alan Levan under his employment agreement with each of the Company and BCC (or a total base salary from the Company and BCC of $1,500,000). During 2016, Mr. Alan Levan received an aggregate base salary from the Company, BCC and Bluegreen of $1,500,000.

For additional information related to the Compensation Committee’s decisions regarding Chief Executive Officer compensation, see “Chief Executive Officer Compensation” below.

Annual Cash Bonuses

The Company’s annual incentive program seeks to encourage high performance by providing executives the opportunity to earn cash bonuses based on achievement of the Company’s strategic and financial initiatives.

Under the Company’s 2016 annual incentive program, the Compensation Committee approved a set of strategic initiatives considered to be important to the success of the Company, including its long-term business strategy, and to reflect Company priorities for the year. For 2016, the Compensation Committee approved the following strategic initiatives:

•	Value Creation: Manage the Company’s investments with a goal of long-term value creation, as evidenced by an increase in book or intrinsic values.

●	Oversight of Bluegreen: Oversee and manage the Company’s investment in Bluegreen with a goal of growing and enhancing its value, including through the implementation of its “capital-light” business strategy.

●	Oversight of BBX Capital Real Estate and Middle Market Divisions: Oversee and manage (i) the BBX Capital Real Estate division and the implementation of strategic initiatives, including management of its legacy portfolio and development of new real estate opportunities and joint ventures, and (ii) the BBX Capital Middle Market division and the implementation of strategic initiatives, including acquisition and management of middle market operating companies, all with an objective of increasing their values.

No objective financial targets or formulas for establishing bonus pay were established for 2016 and no weight or other specific priority was given to any strategic initiative, but rather the strategic initiatives were to be considered by the Compensation Committee, together with the performance of the Named Executive Officer during the year and his role and responsibility with respect to the strategic initiatives, in determining the annual bonus payment to each Named Executive Officer. In addition, the Compensation Committee reserved its right to consider other factors in addition to or in lieu of the strategic initiatives when evaluating Company performance after the end of the year and the annual bonus to be paid to the Named Executive Officers for the year.

As described below under “Employment Agreements,” each Named Executive Officer during 2016 was eligible under his employment agreements with the Company and BCC to receive an annual bonus payment of up to a specified percentage (200% for Mr. Abdo, and 80% for each of Mr. Jarett Levan and Mr. Wise) of his then-current annual base salary under such employment agreements. Mr. Lopez’s annual bonus opportunity under his employment agreements with the Company and BCC is equal to 60% of the sum of (i) his annual base salary under his employment agreement with the Company or BCC, as the case may be, plus in each case, (ii) 50% of his annual base salary from Bluegreen. Accordingly, for 2016, Mr. Abdo’s annual bonus opportunity under his employment agreement with each of the Company and BCC was $1,500,000 (or a total of $3,000,000), Mr. Jarett Levan’s annual bonus opportunity under his employment agreement with each of the Company and BCC was $360,000 (or a total of $720,000), Mr. Wise’s annual bonus opportunity under his employment agreement with each of the Company and BCC was $360,000 (or a total of $720,000), and Mr. Lopez’s annual bonus opportunity under his employment agreement with each of the Company and BCC was $112,500 (or a total of $225,000). After evaluating the Company’s performance, including specific consideration of the strategic initiatives approved by the Compensation Committee, and the contributions and performance of the Named Executive Officers, the Compensation Committee determines the cash bonuses to be paid to the Named Executive Officers under their employment agreements, which may be less than or equal to their annual bonus opportunities in the discretion of the Compensation Committee. The Compensation Committee may also approve additional cash bonuses from time to time pursuant to other incentive plans or programs, or otherwise at the Compensation Committee’s discretion.

In January, 2017 the Compensation Committee reviewed the Company’s results relative to each of the strategic initiatives it had established at the beginning of the year as well as the performance of the Named Executive Officers, including in respect of the strategic initiatives. The Compensation Committee noted that during 2016 significant progress had been made with respect to the Company’s business and investment strategy leading to positive results at the Company. In particular, the Compensation Committee noted the following accomplishments during the year.

●	With respect to the BBX Capital Real Estate and Middle Market divisions, the Compensation Committee noted that:

○	BBX Capital Real Estate monetized more than $59.4 million of legacy assets and collected more than $20.5 million from its portfolio of previously charged off residential, consumer and commercial loans.

○	In addition, BBX Capital Real Estate actively managed a wide variety of ongoing real estate opportunities, encompassing more than fifteen investments and joint venture developments, including apartments, town homes and single family homes, as well as shopping centers, office buildings and hotels.

○	BBX Capital Middle Market continued to successfully implement its middle market strategy, including by (i) consolidating its recently acquired wholesale chocolate confections operations into a new division, Las Olas Confections and Snacks, hiring a new CEO, and developing new business within the category of food, drug, mass & club retailers, (ii) opening three new Hoffman’s Chocolates stores, (iii) acquiring the rights to open approximately 60 Florida locations of the fast casual pizza concept, MOD Pizza, and recruiting key executives to lead the development of these new locations, (iv) creating a new Retail Brands division, including Hoffman’s Chocolates and MOD Pizza, and (v) recruiting and hiring a new management team for Renin Holdings, LLC, commencing a re-positioning of such company as an innovative partner for its customers and generating annual revenues which were above budget.

●	With respect to the Company’s investment in Bluegreen, the Compensation Committee noted that:

○	Bluegreen continued to successfully implement its “capital-light” business model which, in combination with its traditional vacation ownership business, resulted in double-digit revenue growth over 2015, as well as higher levels of EBITDA and free cash flow.

○	These results enabled Bluegreen to pay approximately $70.0 million of dividends to the Company or its subsidiaries.

In addition, the Compensation Committee noted the significance of the completion of the BCC Merger during December 2016, a significant milestone which simplified and streamlined the Company’s corporate structure.

The accomplishments noted above and other factors resulted in positive financial results for the Company, including higher consolidated revenues and free cash flow during 2016 as compared to 2015. In addition, with respect to the goal of long-term value creation, the Compensation Committee noted the increase in the Company’s book value during 2016, as well as the performance of the market price of the Company’s Class A Common Stock, which increased approximately 44.0% from December 31, 2015 through December 31, 2016.

Based on the above, in January 2017, the Compensation Committee approved the payment of cash bonuses to the Named Executive Officers under their respective employment agreements with the Company and BCC equal to the full amount of their annual bonus opportunities shown above. In addition to such annual cash bonuses under their employment agreements, the Compensation Committee also approved for 2016 the cash bonuses from the Company to the Named Executive Officers described below under “Long-Term Equity and Incentive Compensation” and an additional cash bonus from the Company to Mr. Lopez of $250,000 in light of his contribution to the Company and its subsidiaries, including his role in the achievement of the objectives and accomplishments discussed above. The cash bonuses paid to the Named Executive Officers for 2016 are included in the “Bonus” column of the “Summary Compensation Table” below.

Long-Term Equity and Incentive Compensation

The Company’s long-term equity compensation program seeks to ensure that a significant portion of executive compensation is tied to the performance of the Company’s stock. This serves to align the interests of the Named Executive Officers with those of the shareholders. The Company seeks to accomplish this alignment through periodic, typically annual, grants of restricted stock awards. The Company may also grant stock options under its equity compensation plan.

Equity-based awards are currently made under the BBX Capital Corporation 2014 Incentive Plan, as amended. The adoption of such plan was approved at the Company’s 2014 Annual Meeting by holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing greater than 98% of the votes cast.

The plan currently authorizes the Compensation Committee to grant stock options and restricted stock awards of a total of 9,000,000 shares, including 500,000 shares of the Company’s Class A Common Stock and 8,500,000 shares of the Company’s Class B Common Stock, to Named Executive Officers, non-employee members of the Board of Directors, and other employees and, subject to certain restrictions, independent contractors and agents of the Company, its parent (if any), subsidiaries or affiliates. No more than 1,500,000 shares in the aggregate may be granted under the plan to any individual in any calendar year. As described in this Proxy Statement under “Proposal No. 2 —Approval of the BBX Capital Corporation 2014 Incentive Plan, as Proposed to be Amended and Restated,” the Board of Directors and Compensation Committee have approved amendments to the plan, which subject to shareholder approval of the plan, as proposed to be amended and restated, would, among other things, (a) increase the number of shares of the Company’s Class B Common Stock available for grant under the plan from 8,500,000 shares to 9,500,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the plan from 9,000,000 shares to 10,000,000 shares, (b) allow for the grant of performance-based cash awards (in addition to equity-based awards) under the plan, and (c) set the maximum amount of performance-based awards that can be paid under the plan to any one Section 162(m) officer in any one calendar year at $12,000,000.

All awards under the 2014 Incentive Plan are made at the discretion of the Compensation Committee, which has the authority to establish the terms and conditions, such as, to the extent applicable, vesting requirements, the class of Common Stock covered by, and the performance criteria, if any, of all awards. The Compensation Committee determines whether to make any awards to the Company’s Chief Executive Officer, and, if so, the number or amount of awards to grant, as well as the terms and conditions of the award. In determining whether to grant any awards to Named Executive Officers other than the Chief Executive Officer, the Compensation Committee considers any recommendations from the Chief Executive Officer. The Compensation Committee may also consider other factors, such as an executive’s level of responsibility, recent performance and expected future performance, previously granted and still outstanding grants, and the potential value of an award relative to other components of executive compensation.

In recent years, the Compensation Committee has chosen to grant restricted stock awards rather than stock options. The Company has undergone significant changes since 2012, particularly given BCC’s sale of BankAtlantic, BCC’s former wholly owned federal savings bank subsidiary, to BB&T Corporation during July 2012. The Company is a holding company and an entrepreneurial enterprise with a wide variety of activities focused on real estate activities and investments in operating companies. As this transformation continues and as Bluegreen continues to implement and expand its “capital-light” business strategy, the Compensation Committee believes that restricted stock awards serve to appropriately reward the executives for the value they may create. Also, given the Company’s emphasis on achieving sustainable increases in value over the long-term and the objective of aligning executives’ interests with those of shareholders, the Compensation Committee believes that restricted stock awards currently are the most appropriate form of long-term equity compensation for the Named Executive Officers.

In December, 2016, the Compensation Committee considered the Company’s and each Named Executive Officer’s performance, including the accomplishment of many of the strategic initiatives described above and the positive financial results of the Company. The Compensation Committee also considered that, as a result of the BCC Merger, the Named Executive Officers will no longer receive equity-based compensation from BCC. Based on the Compensation Committee’s considerations, the Compensation Committee determined that the Named Executive Officers should receive compensation from the Company under the long-term equity and incentive compensation component having a value of approximately $4.6 million for Mr. Abdo, $2.3 million for Mr. Jarett Levan and Mr. Wise and $230,000 for Mr. Lopez. The Compensation Committee was also mindful of the need to balance the total shares required to reward performance with the desire to manage the use of shares available to grant and the dilution to other shareholders resulting from equity-based award grants. As a result, when the Compensation Committee determined the total long-term incentive value for each Named Executive Officer, it determined to provide, for each Named Executive Officer, one-half of the total value in restricted stock awards of the Company’s Class B Common Stock and one-half in cash. The number of such restricted stock awards granted to the Named Executive Officers under the 2014 Incentive Plan and the amount of such cash bonuses paid to the Named Executive Officers are set forth in the following table.

Named Executive Officer	Number of Restricted Shares of Class B Common Stock(1)	Amount of Cash Bonus(2)
John E. Abdo	597,928	$2,302,024
Jarett S. Levan	298,964	$1,151,012
Seth M. Wise	298,964	$1,151,012
Raymond S. Lopez	29,781	$114,660

(1)	The grant date fair values of these restricted stock awards are included in the “Stock Awards” column of the “Summary Compensation Table” below. These awards are scheduled to vest in 25% increments on October 1 of 2017, 2018, 2019 and 2020. They are subject to forfeiture if the executive voluntarily terminates all employment with the Company or is terminated by the Company for cause prior to the lapse of restrictions.

(2)	These bonuses are included in the “Bonus” column of the “Summary Compensation Table” below and were paid in addition to the annual bonuses paid to the Named Executive Officers under their respective employment agreements with the Company and BCC and the additional cash bonus paid by the Company to Mr. Lopez, in each case, as described above under “Annual Cash Bonuses.”

As described below under “Proposal No. 2 —Approval of the BBX Capital Corporation 2014 Incentive Plan, as Proposed to be Amended and Restated,” the Compensation Committee has, subject to shareholder approval of the 2014 Incentive Plan, as proposed to be amended and restated, approved the following performance-based awards plan for 2017 for the Named Executive Officers and Mr. Alan Levan. For 2017, Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan and Mr. Wise will be eligible to receive performance-based awards from an incentive pool in a total amount equal to 6% of the Company’s book value at December 31, 2017 (based on the Company’s consolidated balance sheet as of such date); provided, however, that (a) the creation of such incentive will be subject to the Company’s book value at December 31, 2017 being a minimum specified amount and (b) the incentive pool will be subject to a cap of $36.0 million. Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive performance-based awards from the incentive pool having a maximum value equal to 33.33% of the incentive pool (e.g., a maximum of $12.0 million each if the incentive pool is funded to its $36.0 million cap). Each of Mr. Jarett Levan and Mr. Wise will be entitled to receive performance-based awards from the incentive pool in a maximum amount equal to 16.67% of the incentive pool (e.g., a maximum of $6.0 million each if the incentive pool is funded to its $36.0 million cap). The Compensation Committee may, in its discretion based on such objective or subjective factors as it may consider, decrease, but may not increase, the amounts payable to each executive. These factors may include, without limitation, changes in the stock price of the Company as compared to the S&P 500 Index over the most recent three years, growth in the Company’s book value, oversight of Bluegreen, including implementation of strategic initiatives, oversight of the Company’s real estate division, including implementation of strategic initiatives such as monetizing legacy assets and managing various real estate developments and joint ventures, and oversight of the Company’s middle market division, including implementation of strategic initiatives related to the acquisition and operations of various companies or groups of companies. The performance-based awards from the incentive pool may be paid, at the discretion of the Compensation Committee, in cash awards, restricted stock awards, or a combination of cash awards and restricted stock awards.

Benefits

The Named Executive Officers are provided certain benefits, such as medical, dental, life, disability and related insurance coverage, which are substantially the same as those provided to the Company’s other employees. These benefit programs are believed to be competitive with similar programs provided by comparable employers in order to attract and retain talented and qualified employees.

Chief Executive Officer Compensation

The Compensation Committee seeks to structure the Chief Executive Officer’s compensation to reflect the leadership role of such position and to be consistent in terms of its components with the compensation arrangements for other Named Executive Officers. The Chief Executive Officer’s compensation is designed to reward performance, including the achievement of the Company’s long-term strategic plan and other strategic initiatives that may be established from time to time by the Compensation Committee as described above. Accordingly, a majority of the annual compensation paid to the Company’s Chief Executive Officer has in recent years, including in 2016, been comprised of either cash bonuses or annual grants of long-term equity compensation

(most recently in the form of restricted stock awards which are scheduled to vest over a four-year period). The value that the Chief Executive Officer may receive from the long-term equity compensation is directly related to the performance of the Company’s stock and therefore serves to reward performance and align his interests with those of other shareholders.

Jarett S. Levan, who served as Executive Vice President of the Company since 2011 and as a director of the Company since 2009, was named Acting Chairman, Chief Executive Officer and President of the Company on December 22, 2015, and he served in that role throughout 2016. Mr. Jarett Levan also served as President and Acting Chairman and Chief Executive Officer of BCC during 2016.

In January 2016, the Compensation Committee determined not to increase or otherwise modify Mr. Jarett Levan’s compensation or potential compensation in connection with his appointment to serve as Acting Chairman, Chief Executive Officer and President of the Company. As described above, during 2016, Mr. Jarett Levan received from the Company a base salary of $450,000, an annual cash bonus of $360,000, a restricted stock award of 298,964 shares of Class B Common Stock, which are scheduled to vest in 25% annual increments beginning in October 2017, and an additional cash bonus of $1,151,012 in lieu of additional shares of restricted stock. In addition, for his services on behalf of BCC during 2016, Mr. Jarett Levan received a base salary of $450,000 and a cash bonus of $360,000.

Alan B. Levan served as the Chairman of the Board, Chief Executive Officer and President of the Company from its formation in 1978 until his resignation as an executive officer and director on December 22, 2015. Mr. Alan Levan also served as Chairman of the Board and Chief Executive Officer of BCC until his resignation from such positions on December 22, 2015. From that date through February 7, 2017, he continued to serve the Company and BCC in a non-executive role as Founder and strategic advisor to the Board of Directors. Mr. Alan Levan was re-appointed as the Company’s Chairman and Chief Executive Officer during February 2017 and continues to be employed by BCC.

Due to the unique nature of his role during 2016, Mr. Alan Levan was compensated reflective of his specific circumstances and expected contributions. In 2016, the Compensation Committee took the following actions in regard to Mr. Alan Levan’s compensation as Founder and strategic advisor:

●	With Mr. Alan Levan’s consent, reduced his annual base salary from $750,000 to $450,000. BCC’s Compensation Committee, with Mr. Alan Levan’s consent, also reduced his 2016 annual base salary from $750,000 to $450,000.

●	Approved an annual cash bonus under his employment agreement with each of the Company and BCC of $900,000 (or a total of $1,800,000 and an additional $1,200,000 cash bonus).

●	Approved a grant of restricted stock awards of 597,928 shares of the Company’s Class B Common Stock which are scheduled to vest in 25% increments over four years, and in lieu of additional restricted shares, a cash bonus of $2,302,024.

In making these decisions, the Compensation Committee considered Mr. Alan Levan’s unique role as well as the strategic initiatives accomplished during 2016 and described above. The Compensation Committee also considered the transformation of the Company and its subsidiaries which began in 2012 following BCC’s sale of BankAtlantic and continued through 2016, as the Company evolved to an entrepreneurial enterprise focused on real estate activities and investments in operating companies. In addition, the Compensation Committee noted the positive performance at Bluegreen, including the continued implementation and expansion of Bluegreen’s “capital-light” business strategy and improved financial results.

Separately, in 2016, Mr. Alan Levan also provided services to Bluegreen in a non-executive position and was compensated directly by Bluegreen for those services. For 2016, Mr. Alan Levan received a base salary from Bluegreen of $600,000.

As previously described, on February 7, 2017, Mr. Alan Levan was reappointed as Chairman of the Board and Chief Executive Officer of the Company. Mr. Alan Levan also continues to be employed by BCC pursuant to his employment agreement with BCC. As previously described, for 2017, the Compensation Committee has approved an increase in Mr. Alan Levan’s base salary under his employment agreement with each of the Company and BCC to $750,000 (or a total annual base salary of $1,500,000), which is the same as his annual base salaries from the Company and BCC for 2015 when he served as Chairman and Chief Executive Officer of both companies. Mr. Alan Levan will also be eligible to receive the other payments and benefits described above, including, without limitation, the annual cash bonus under his employment agreements with the Company and BCC and the equity and cash compensation pursuant to the long-term equity and incentive component of the Company’s executive compensation program.

Code Section 162(m)

In accordance with Section 162(m) of the Code, the deductibility for federal income tax purposes of compensation paid to certain of the Company’s executive officers in excess of $1.0 million in any year may be restricted. The Compensation Committee considers the potential impact of Section 162(m) of the Code as it makes executive compensation determinations. As described herein, the Compensation Committee and the Board have approved an amendment to the 2014 Incentive Plan which, subject to shareholder approval of the 2014 Incentive Plan, as proposed to be amended and restated, is intended to allow for the grant of performance-based cash awards under the 2014 Incentive Plan that may qualify for full tax deductibility if applicable requirements are met. However, the Compensation Committee believes that a tax deduction is only one of several relevant considerations in setting executive compensation. Accordingly, the Compensation Committee has approved and may in the future approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. Compensation paid for 2016 to each Named Executive Officer over $1.0 million is not deductible for federal income tax purposes under Section 162(m) of the Code.

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material” or to be “ filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Compensation Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the Members of the Compensation Committee: Neil Sterling, Chairman Steven M. Coldren Darwin Dornbush Willis N. Holcombe William Nicholson

Summary Compensation Table

The following table sets forth certain summary information concerning compensation which, during 2016, 2015 and 2014, the Company, BCC and Bluegreen paid to or accrued on behalf of the Company’s Named Executive Officers and Mr. Alan Levan.

						Non-equity
					Stock	Incentive Plan	All Other
Name and			Salary	Bonus	Awards	Compensation	Compensation
Principal Position	Source (1)	Year	($)	($)(2)	($)(3)	($)	($)		Total($)
Alan B. Levan, Founder (9)	BBX	2016	450,000	4,402,024	2,571,090	—	295,676	(8)	7,718,790
	BCC	2016	450,000	900,000	—	—	16,735		1,366,735
	BXG	2016	600,000	—	—	—	—		600,000
			1,500,000	5,302,024	2,571,090	—	312,411		9,685,525

	BBX	2015	778,846	1,500,000	2,458,050	—	293,831		5,030,727
	BCC	2015	778,846	1,500,000	2,145,998	—	4,194		4,429,038
	BXG	2015	—	—	—	—	—		—
			1,557,692	3,000,000	4,604,048	—	298,025		9,459,765

	BBX	2014	750,000	1,500,000	4,530,323	—	271,098		7,051,421
	BCC	2014	750,000	1,500,000	2,189,008	—	—		4,439,008
	BXG	2014	—	—	—	—	—		—
			1,500,000	3,000,000	6,719,331	—	271,098		11,490,428

John E. Abdo,	BBX	2016	750,000	3,802,024	2,571,090	—	324,572	(6)	7,447,686
Vice Chairman	BCC	2016	750,000	1,500,000	—	—	5,500		2,255,500
of the Board	BXG	2016	—	—	—	—	—		—
			1,500,000	5,302,024	2,571,090	—	330,072		9,703,186

	BBX	2015	778,846	1,500,000	2,458,050	—	330,240		5,067,136
	BCC	2015	778,846	1,500,000	2,145,998	—	2,500		4,427,344
	BXG	2015	—	—	—	—	—		—
			1,557,692	3,000,000	4,604,048	—	332,740		9,494,480

	BBX	2014	750,000	1,500,000	4,530,327	—	310,855		7,091,182
	BCC	2014	750,000	1,500,000	2,189,008	—	—		4,439,008
	BXG	2014	—	—	—	—	8,504		8,504
			1,500,000	3,000,000	6,719,335	—	319,359		11,538,694

Jarett S. Levan	BBX	2016	450,000	1,511,012	1,285,545	—	14,466		3,261,023
President; Acting	BCC	2016	450,000	360,000	—	—	27,362	(5)	837,362
Chairman and	BXG	2016	—	—	—	—	—		—
Chief Executive			900,000	1,871,012	1,285,545	—	41,828		4,098,385
Officer during 2016
	BBX	2015	452,885	360,000	1,229,025	—	57,909		2,099,819
	BCC	2015	452,885	360,000	1,072,999	—	21,061		1,906,945
	BXG	2015	—	—	—	—	—		—
			905,770	720,000	2,302,024	—	78,970		4,006,764

	BBX	2014	375,000	300,000	2,267,075	—	63,238		3,005,313
	BCC	2014	375,000	300,000	1,094,512	—	8,028		1,777,540
	BXG	2014	—	—	—	—	—		—
			750,000	600,000	3,361,587	—	71,266		4,782,853

Seth M. Wise,	BBX	2016	450,000	1,511,012	1,285,545	—	22,896		3,269,453
Executive	BCC	2016	450,000	360,000	—	—	500		810,500
Vice President	BXG	2016	—	—	—	—	—		—
			900,000	1,871,012	1,285,545	—	23,396		4,079,953

	BBX	2015	452,885	360,000	1,229,025	—	25,477		2,067,387
	BCC	2015	452,885	360,000	1,072,999	—	—		1,885,884
	BXG	2015	—	—	—	—	—		—
			905,770	720,000	2,302,024	—	25,477		3,953,271

	BBX	2014	375,000	300,000	2,267,075	—	17,000		2,959,075
	BCC	2014	375,000	300,000	1,094,512	—	—		1,769,512
	BXG	2014	—	—	—	—	—		—
			750,000	600,000	3,361,587	—	17,000		4,728,587

						Non-equity
					Stock	Incentive Plan		All Other
Name and			Salary	Bonus	Awards	Compensation		Compensation
Principal Position	Source (1)	Year	($)	($)(2)	($)(3)	($)		($)	Total($)
Raymond S. Lopez (7)	BBX	2016	174,500	477,160	128,058	—		9,790	789,508
Chief Financial	BCC	2016	174,500	112,500	—	—		—	287,000
Officer	BXG	2016	26,000	384,615	—	170,680	(4)	—	581,295
			375,000	974,275	128,058	170,680		9,790	1,657,803

	BBX	2015	140,942	112,500	123,240	—		—	376,682
	BCC	2015	140,942	112,500	106,080	—		—	359,522
	BXG	2015	79,451	—	—	275,770		10,723	365,944
			361,335	225,000	229,320	275,770		10,723	1,102,148

(1)	Amounts identified as BBX represent amounts paid or accrued by the Company. Amounts identified as BCC represent amounts paid or accrued by BBX Capital Corporation (the former majority-owned subsidiary of the Company which merged with and into a wholly owned subsidiary of the Company during December 2016) and its successor by merger, BBX Capital Florida, LLC. Amounts identified as BXG represent amounts paid or accrued by Bluegreen.

(2)	The 2016 amounts for BBX represent cash bonuses paid to the Named Executive Officers and Mr. Alan Levan for their services on behalf of the Company, which cash bonuses were paid (a) under the Named Executive Officers’ and Mr. Alan Levan’s respective employment agreements with the Company pursuant to the Company’s 2016 annual incentive program and (b) as part of the Company’s long-term equity and incentive compensation program in lieu of the grant of additional restricted stock awards. In addition, with respect to Mr. Alan Levan and Mr. Lopez, the 2016 amounts for BBX include an additional $1,200,000 and $250,000 cash bonus, respectively. The 2016 amounts for BCC represent cash bonuses paid to the Named Executive Officers and Mr. Alan Levan for their services on behalf of BCC, which cash bonuses were paid under the Named Executive Officers’ and Mr. Alan Levan’s respective employment agreements with BCC pursuant to the Company’s 2016 annual incentive program. The 2016 amounts for Mr. Lopez also include a one-time $384,615 cash bonus paid by Bluegreen at the discretion of Bluegreen’s compensation committee. All such bonuses were paid based on a subjective evaluation of the individual’s and the company’s performance, including in respect of certain strategic initiatives approved by the Compensation Committee of the applicable company. See the “Annual Cash Bonuses” and “Long-Term Equity and Incentive Compensation” sections of the “Compensation Discussion and Analysis” above for additional information regarding these bonuses.

(3)	The 2016 amounts represent the grant date fair value of restricted stock awards of 298,964 shares, 597,928 shares, 298,964 shares, 29,781 shares and 597,928 shares of the Company’s Class B Common Stock granted during December 2016 to Mr. Jarett Levan, Mr. Abdo, Mr. Wise, Mr. Lopez and Mr. Alan Levan, respectively. These restricted stock awards are scheduled to vest in equal annual installments over a four-year period beginning in October 2017.

(4)	Represents the cash award to be paid in 2017 to Mr. Lopez for 2016 under Bluegreen’s Long Term Incentive Plan. See “Grants of Plan-Based Awards – 2016” below for additional information.

(5)	Includes $19,000 of membership dues to community organizations and $8,362 of dues related to a golf club membership.

(6)	Includes $306,240 in management fees paid by the Company to Abdo Companies, Inc., of which Mr. Abdo is the principal shareholder and Chief Executive Officer, $7,732 in dividends paid during 2016 on unvested restricted stock awards of the Company’s Class B Common Stock granted to Mr. Abdo during October 2014, and $10,600 of matching contributions to the Company’s 401(k) plan.

(7)	Mr. Lopez was not a named Executive Officer of the Company for the year ended December 31, 2014. He was appointed Chief Financial Officer of the Company, effective March 17, 2015.

(8)	Includes $135,567 of life and disability insurance premium payments and $160,108 of perquisites and other benefits, which consisted of $130,577 related to Mr. Alan Levan’s personal use of the Company’s tickets to entertainment and sporting events, $11,199 for automobile expenses, $10,600 for matching contributions to the Company’s 401(k) plan and $7,732 in dividends paid during 2016 on unvested restricted stock awards of the Company’s Class B Common Stock granted to Mr. Alan Levan during October 2014.

(9)	As previously described, Mr. Alan Levan was the Company’s Chairman, Chief Executive Officer and President until his resignation from such positions in December 2015. Mr. Alan Levan served in a non-executive capacity as the Founder and strategic advisor to the Company’s Board of Directors during 2016. Mr. Alan Levan was reappointed as the Company’s Chairman and Chief Executive Officer during February 2017. While Mr. Alan Levan was not a “Named Executive Officer” for 2016, the Company has nevertheless determined to voluntarily disclose his compensation information in this Summary Compensation Table and in the accompanying tables.

Grants of Plan-Based Awards - 2016

The following table sets forth information regarding plan-based awards granted by the Company to the Named Executive Officers and Mr. Alan Levan during 2016. The restricted stock awards set forth in the following table were approved by the Company’s Compensation Committee and made under the Company’s Incentive Plan.

		Stock Awards:	Option Awards:		Grant Date
	Grant	Number of Shares	Number of Securities	Exercise or Base Price	Fair Value of
Name	Date	of Stock or Units (#)(1)	Underlying Options (#)	of Option Awards	Stock Awards ($)(2)
Alan B. Levan	12/22/2016	597,928	—	—	2,571,090
John E. Abdo	12/22/2016	597,928	—	—	2,571,090
Jarett S. Levan	12/22/2016	298,964	—	—	1,285,545
Seth M. Wise	12/22/2016	298,964	—	—	1,285,545
Raymond S. Lopez	12/22/2016	29,781	—	—	128,058

(1)	Represents restricted stock awards of shares of the Company’s Class B Common Stock. The awards are scheduled to vest in four equal annual installments beginning in October 2017.

(2)	Based on the $4.30 per share closing price of the Company’s Class B Common Stock as quoted on the OTCQB on December 22, 2016.

The following table sets forth certain information regarding plan-based awards granted by Bluegreen to Mr. Lopez for 2016.

	Estimated Possible Payouts Under
	Non-Equity Incentive Plan Awards
Name	Threshold	Target	Maximum
Raymond S. Lopez	—	—	170,680	(1)

(1)	Represents the estimated possible payout of cash awards to Mr. Lopez for 2016 under Bluegreen’s Long Term Incentive Plan. Bluegreen’s Long Term Incentive Plan is a cash bonus plan under which bonuses are payable to certain members of Bluegreen’s management based on the achievement of performance objectives related to Bluegreen’s EBITDA (as calculated in accordance with the Plan). The cash bonus to be paid to Mr. Lopez for 2016 under Bluegreen’s Long Term Incentive Plan is included under "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table" above.

Other than Mr. Lopez, no Named Executive Officer nor Mr. Alan Levan was granted any plan-based award by Bluegreen for 2016. In addition, none of the Named Executive Officers or Mr. Alan Levan was granted any plan-based award by BCC for 2016.

Outstanding Equity Awards at Fiscal-Year End 2016

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers and Mr. Alan Levan as of December 31, 2016.

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
			Equity						Incentive	Plan Awards
			Incentive						Plan Awards	Market or
			Plan Awards:					Market	Number of	Payout Value
	Number of	Number of	Number of			Number of		Value of	Unearned	or Unearned
	Securities	Securities	Securities			Shares or		Shares or	Share, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that		Stock that	Rights that	Rights that
	Options	Options	Unearned	Exercise	Expiration	have not		have not	have not	have not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested		Vested	Vested	Vested
Alan B. Levan	—	—	N/A	—	—	297,408	(1)(3)	$1,451,351	N/A	N/A
						515,470	(2)(4)	$2,216,521	N/A	N/A
						583,398	(2)(5)	$2,508,611	N/A	N/A
						597,928	(2)(6)	$2,571,090	N/A	N/A
						773,998	(7)(8)	$3,777,110	N/A	N/A
						356,470	(4)(8)	$1,739,574	N/A	N/A
						557,133	(5)(8)	$2,718,809	N/A	N/A

John E. Abdo	—	—	N/A	—	—	297,408	(1)(3)	$1,451,351	N/A	N/A
						515,469	(2)(4)	$2,216,517	N/A	N/A
						583,398	(2)(5)	$2,508,611	N/A	N/A
						597,928	(2)(6)	$2,571,090	N/A	N/A
						773,998	(7)(8)	$3,777,110	N/A	N/A
						356,470	(4)(8)	$1,739,574	N/A	N/A
						557,133	(5)(8)	$2,718,809	N/A	N/A

Jarett S. Levan	—	—	N/A	—	—	148,704	(1)(3)	$725,676	N/A	N/A
						257,735	(2)(4)	$1,108,261	N/A	N/A
						291,699	(2)(5)	$1,254,306	N/A	N/A
						298,964	(2)(6)	$1,285,545	N/A	N/A
						387,002	(7)(8)	$1,888,570	N/A	N/A
						178,232	(4)(8)	$869,772	N/A	N/A
						278,569	(5)(8)	$1,359,417	N/A	N/A

Seth M. Wise	—	—	N/A	—	—	148,704	(1)(3)	$725,676	N/A	N/A
						257,735	(2)(4)	$1,108,261	N/A	N/A
						291,699	(2)(5)	$1,254,306	N/A	N/A
						298,964	(2)(6)	$1,285,545	N/A	N/A
						387,002	(7)(8)	$1,888,570	N/A	N/A
						178,232	(4)(8)	$869,772	N/A	N/A
						278,569	(5)(8)	$1,359,417	N/A	N/A

Raymond S. Lopez	—	—	N/A	—	—	29,250	(2)(5)	$125,775	N/A	N/A
						29,781	(2)(6)	$128,058	N/A	N/A
						27,540	(5)(8)	$134,395	N/A	N/A

(1)	Represents restricted stock awards of shares of the Company’s Class A Common Stock.

(2)	Represents restricted stock awards of shares of the Company’s Class B Common Stock.

(3)	Scheduled to vest on October 7, 2017.

(4)	Vesting pro-rata over four years, with the first two installments having vested on September 30, 2015 and 2016, respectively.

(5)	Vesting pro-rata over four years with the first installment having vested on (i) October 1, 2016 with respect to the restricted stock units granted to Mr. Alan Levan, (ii) October 2, 2016 with respect to the restricted stock units granted to Mr. Abdo, (iii) October 3, 2016 with respect to the restricted stock units granted to Mr. Jarett Levan; (iv) October 4, 2016 with respect to the restricted stock units granted to Mr. Wise; and (v) October 5, 2016 with respect to the restricted stock units granted to Mr. Lopez.

(6)	Vesting pro-rata over four years beginning on October 1, 2017.

(7)	Scheduled to vest on October 8, 2017.

(8)	Represents restricted stock units of the Company’s Class A Common Stock. These restricted stock units were initially restricted stock units of BCC’s Class A Common Stock but were converted in the BCC Merger into restricted stock units of the Company’s Class A Common Stock at the exchange ratio in the BCC Merger of 5.4 shares of the Company’s Class A Common Stock for each share of BCC’s Class A Common Stock subject to the restricted stock units. The restricted stock units continue to be governed by, and subject to, the BCC equity compensation plan and related award agreements under which they were granted, which plan and agreements were assumed by the Company in connection with the closing of the BCC Merger.

None of the Named Executive Officers or Mr. Alan Levan held any equity-based award of BCC as of December 31, 2016 or of Bluegreen at any time during the year ended December 31, 2016.

Option Exercises and Stock Vested - 2016

The following table sets forth certain information regarding exercises of options to purchase shares of the Company’s Class A Common Stock or Class B Common Stock by the Named Executive Officers and Mr. Alan Levan during 2016 and the vesting during 2016 of restricted stock awards of shares of the Company’s Class A Common Stock or Class B Common Stock previously granted to the Named Executive Officers and Mr. Alan Levan.

	Stock Options		Restricted Stock Awards
	Number of shares	Value realized	Number of shares		Value realized
	acquired on exercise	on exercise	acquired on vesting		on vesting
Name	(#)	($)	(#)		($)(4)
Alan B. Levan	—	$—	915,225	(2)	$3,433,176
John E. Abdo	—	—	915,226	(2)	3,433,180
Jarett S. Levan	—	—	457,614	(1)	1,716,594
Seth M. Wise	—	—	457,614	(1)	1,716,594
Raymond S. Lopez	—	—	9,750	(3)	35,588

(1)	Includes, for each of Mr. Jarett Levan and Mr. Seth Wise, (a) 231,513 shares of the Company’s Class A Common Stock deemed acquired on September 30, 2016 upon the vesting of the final installment of restricted stock awards granted during 2012, and (b) 128,868 shares of the Company’s Class B Common Stock deemed acquired on September 30, 2016 upon the vesting of the second installment of restricted stock awards granted during 2014. The amounts for Mr. Jarett Levan and Mr. Wise also include 97,233 shares of the Company’s Class B Common Stock deemed acquired on October 3, 2016 and October 4, 2016, respectively, upon the vesting of the first installment of restricted stock awards granted during 2015.

(2)	Includes, for each of Mr. Alan Levan and Mr. Abdo, 463,025 shares of the Company’s Class A Common Stock deemed acquired on September 30, 2016 upon the vesting of the final installment of the restricted stock awards granted during 2012. The amounts for Mr. Alan Levan and Mr. Abdo also include 257,734 shares and 257,735 shares of the Company’s Class B Common Stock deemed acquired by Mr. Alan Levan and Mr. Abdo, respectively, on September 30, 2016 upon the vesting of the second installment of the restricted stock awards granted during 2014 and, for each of them, 194,466 shares of the Company’s Class B Common Stock deemed acquired on October 1, 2016 and October 2, 2016, respectively, upon the vesting of the first installment of the restricted stock awards granted during 2015.

(3)	Represents shares of the Company’s Class B Common Stock deemed acquired by Mr. Lopez on October 5, 2016 upon the vesting of the first installment of the restricted stock awards granted to him during 2015.

(4)	Represents the closing price of the Company's Class A Common Stock or Class B Common Stock, as applicable, on the vesting date multiplied by the number of shares acquired upon vesting.

The following table sets forth certain information regarding exercises of options to purchase shares of BCC’s Class A Common Stock by the Named Executive Officers and Mr. Alan Levan during 2016 and the vesting during 2016 of restricted stock awards or units of shares of BCC’s Class A Common Stock previously granted to the Named Executive Officers and Mr. Alan Levan.

	Stock Options		Restricted Stock Awards
	Number of shares	Value realized	Number of shares		Value realized
	acquired on exercise	on exercise	acquired on vesting		on vesting
Name	(#)	($)	(#)		($)(4)
Alan B. Levan	—	$—	161,598	(2)	$3,324,862
John E. Abdo	—	—	161,598	(2)	3,324,862
Jarett S. Levan	—	—	80,799	(1)	1,662,431
Seth M. Wise	—	—	80,799	(1)	1,662,259
Raymond S. Lopez	—	—	1,700	(3)	34,986

(1)	Includes, for each of Mr. Jarett Levan and Mr. Seth Wise, (a) 47,100 shares of BCC’s Class A Common Stock deemed acquired on September 30, 2016 upon the vesting of the final installment of the restricted stock units granted during 2012 and (b) 16,504 shares of BCC’s Class A Common Stock deemed acquired on September 30, 2016 upon the vesting of the second installment of the restricted stock units granted during 2014. The amounts for Mr. Jarett Levan and Mr. Wise also include 17,195 shares of BCC’s Class A Common Stock deemed acquired on October 3, 2016 and October 4, 2016, respectively, upon the vesting of the first installment of restricted stock units granted during 2015.

(2)	Includes, for each of Mr. Alan Levan and Mr. Abdo, (a) 94,200 shares of BCC’s Class A Common Stock deemed acquired on September 30, 2016 upon the vesting of the final installment of the restricted stock units granted during 2012 and (b) 33,007 shares of BCC’s Class A Common Stock deemed acquired on September 30, 2016 upon the vesting of the second installment of the restricted stock units granted during 2014. The amounts for Mr. Alan Levan and Mr. Abdo also include 34,391 shares of BCC’s Class A Common Stock deemed acquired on October 1, 2016 and October 2, 2016, respectively, upon the vesting of the first installment of the restricted stock units granted during 2015.

(3)	Represents shares of BCC’s Class A Common Stock deemed acquired by Mr. Lopez on October 5, 2016 upon the vesting of the first installment of the restricted stock units granted to him during 2015.

(4)	Represents the closing price of BCC’s Class A Common Stock on the vesting date multiplied by the number of shares acquired upon vesting.

As previously described, all restricted stock units of BCC’s Class A Common Stock outstanding at the effective time of the BCC Merger were converted in the BCC Merger into restricted stock units of the Company’s Class A Common Stock at the exchange ratio in the BCC Merger of 5.4 shares of the Company’s Class A Common Stock for each share of BCC’s Class A Common Stock subject to the restricted stock units. The restricted stock units continue to be governed by, and subject to, the BCC equity compensation plan and related award agreements under which they were granted, which plan and agreements were assumed by the Company in connection with the closing of the BCC Merger. No Named Executive Officer or Alan Levan held any options to purchase shares of BCC’s Class A Common Stock at the effective time of the BCC Merger.

Pension Benefits

None of the Company, BCC or Bluegreen has in place any plan (other than tax-qualified defined contribution plans) that provides for payments or other benefits to any of the Named Executive Officers or Mr. Alan Levan at, following, or in connection with their retirement.

Potential Payments Upon Termination or Change in Control

The following table sets forth certain information with respect to compensation that would become payable by the Company if the Named Executive Officers or Mr. Alan Levan had ceased employment with the Company under the various circumstances below. The amounts shown in the table assume that such cessation of employment was effective as of December 31, 2016. Further, the amounts shown in the table do not include payments and benefits to the extent they are provided by the Company on a non-discriminatory basis to its salaried employees generally upon termination of employment, such as accrued salary and vacation pay. The terms “Cause,” Good Reason” and “Change in Control” have the meanings given to them in the employment agreements between the Company and the applicable individual. Under the employment agreements, a termination upon the Disability (as defined in the employment agreements) of the individual is deemed a termination without Cause. For additional information, see “Employment Agreements” below.

		Termination	Termination
		Without Cause	Without Cause
	Death	or Resignation for	or Resignation for
	(Whether	Good Reason	Good Reason
	Before or	Before a Change in	Within Two
	After a	Control or More than	Years Following a
Name and	Change in	Two Years After a	Change in
Payment Elements	Control)	Change in Control	Control
Alan B. Levan:
Bonus payment for year of termination	$1,200,000	1,200,000	1,200,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	2,700,000	4,036,500
Acceleration of equity awards	16,983,066	16,983,066	16,983,066
Continuation of health and life insurance	—	295,075	443,791
Total Benefit	$18,183,066	21,178,141	22,663,357
John E. Abdo:
Bonus payment for year of termination	$1,500,000	1,500,000	1,500,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	4,500,000	6,727,500
Acceleration of equity awards	16,983,062	16,983,062	16,983,062
Continuation of health and life insurance	—	14,189	21,982
Total Benefit	$18,483,062	22,997,251	25,232,544
Jarett S. Levan:
Bonus payment for year of termination	$360,000	360,000	360,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	1,215,000	1,620,000
Acceleration of equity awards	8,491,547	8,491,547	8,491,547
Continuation of health and life insurance	—	28,915	38,963
Total Benefit	$8,851,547	10,095,462	10,510,510
Seth M. Wise:
Bonus payment for year of termination	$360,000	360,000	360,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	1,215,000	1,620,000
Acceleration of equity awards	8,491,547	8,491,547	8,491,547
Continuation of health and life insurance	—	28,915	38,963
Total Benefit	$8,851,547	10,095,462	10,510,510
Raymond S. Lopez:
Bonus payment for year of termination	$112,500	112,500	112,500
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	300,000	450,000
Acceleration of equity awards	388,228	388,228	388,228
Continuation of health and life insurance	—	18,868	18,868
Total Benefit	$500,728	819,596	969,596

The following table sets forth certain information with respect to compensation that would become payable if the Named Executive Officers or Mr. Alan Levan had ceased employment with BCC under the various circumstances below. The amounts shown in the table assume that such cessation of employment was effective as of December 31, 2016. Further, the amounts shown in the table do not include payments and benefits to the extent they are provided by BCC on a non-discriminatory basis to its salaried employees generally upon termination of employment, such as accrued salary and vacation pay. The terms “Cause,” “Good Reason” and “Change in Control” have the meanings given to them in the employment agreements between BCC and the applicable individual. Under the employment agreements, a termination upon the Disability (as defined in the employment agreements) of the individual is deemed a termination without Cause. For additional information, see “Employment Agreements” below.

		Termination	Termination
		Without Cause	Without Cause
	Death	or Resignation for	or Resignation for
	(Whether	Good Reason	Good Reason
	Before or	Before a Change in	Within Two
	After a	Control or More than	Years Following a
Name and	Change in	Two Years After a	Change in
Payment Elements	Control)	Change in Control	Control
Alan B. Levan:
Bonus payment for year of termination	$1,200,000	1,200,000	1,200,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	2,700,000	4,036,500
Total Benefit	$1,200,000	3,900,000	5,236,500
John E. Abdo:
Bonus payment for year of termination	$1,500,000	1,500,000	1,500,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	4,500,000	6,727,500
Total Benefit	$1,500,000	6,000,000	8,227,500
Jarett S. Levan:
Bonus payment for year of termination	$360,000	360,000	360,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	1,215,000	1,620,000
Total Benefit	$360,000	1,575,000	1,980,000
Seth M. Wise:
Bonus payment for year of termination	$360,000	360,000	360,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	1,215,000	1,620,000
Total Benefit	$360,000	1,575,000	1,980,000
Raymond S. Lopez:
Bonus payment for year of termination	$112,500	112,500	112,500
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	—	300,000	450,000
Total Benefit	$112,500	412,500	562,500

Employment Agreements

The Company and BCC have employment agreements with each of the Named Executive Officers and Alan B. Levan (collectively for purposes of this discussion, the “Executives”). Mr. Lopez also has an employment agreement with Bluegreen. As previously described, Mr. Alan Levan served as Founder and strategic advisor to the Board of Directors of the Company and BCC during 2016 and was reappointed as the Company’s Chairman and Chief Executive Officer during February 2017 and continues to be employed by BCC.

Under the terms of their respective employment agreements, each Executive receives an annual base salary and is entitled to receive bonus payments pursuant to bonus plans established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee. Under their respective employment agreements, each of Mr. Alan Levan and Mr. Abdo may receive an annual bonus under the employment agreements (sometimes hereinafter referred to as an “Annual Bonus”) of up to 200% of his then-current annual base salary, each of Mr. Jarett Levan and Mr. Wise may receive an Annual Bonus of up to 80% of his then-current annual base salary, and Mr. Lopez may receive an Annual Bonus of up to 60% of the sum of (i) his annual base salary under his employment agreement with the Company or BCC, as the case may be, plus in each case, (ii) 50% of his annual base salary from Bluegreen. The Executives may also receive additional bonuses from time to time as approved by the Compensation Committee, including, without limitation, special cash bonuses and cash bonuses in connection with the Company’s long-term equity and incentive program in lieu of additional restricted stock awards. See “Compensation Discussion and Analysis” above for information regarding the base salaries paid to the Executives under their respective employment agreements during 2016, certain base salary adjustments for 2017, the Annual Bonuses paid to the Executives under their respective employment agreements during 2016, the other cash bonuses paid to the Executives for 2016, and the award potentials (which may be paid, in whole or in part, in cash) of the Executives under the Company’s long-term equity and incentive compensation program for 2017.

Each employment agreement may be terminated by applicable company for “Cause” or “Without Cause” or by the Executive for “Good Reason” (as such terms are defined in the employment agreement).  If an employment agreement is terminated for “Cause,” the applicable Executive will be entitled to receive his base salary through the date of termination.  If an employment agreement is terminated “Without Cause” or by the Executive for “Good Reason,” the applicable Executive will be entitled to receive (i) his base salary through the date of termination, (ii) the prorated portion of the Executive’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of termination and (iii) a severance payment as follows.   Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive a severance payment in an amount equal to 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination (or 2.99 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreements)). Each of Mr. Jarett Levan and Mr. Wise will be entitled to receive a severance payment in an amount equal to 1.5 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination (or 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control”).  Mr. Lopez will be entitled to receive a severance payment in an amount equal to the sum of (i) his annual base salary from the applicable company, (ii) 50% of his annual base salary from Bluegreen, and (iii) his Annual Bonus opportunity at the date of termination (or 1.5 times such amount if termination occurs within two years after a “Change in Control”). In addition, with respect to the Executives’ respective employment agreements with the Company, if the employment agreement is terminated “Without Cause” or is terminated by the Executive for “Good Reason” or as a result of the Executive’s death, all unvested incentive stock options and restricted stock awards will immediately accelerate and fully vest as of the termination date. Further, in the event of a termination “Without Cause” or a termination by the Executive for “Good Reason,” the Executive will be entitled to continued benefits, including, without limitation, health and life insurance, for the following periods: (i) two years following the year in which the termination occurs (or three years following the year in which the termination occurs, if such termination occurred within two years after a “Change in Control”), in the case of Mr. Alan Levan and Mr. Abdo, (ii) eighteen months following the year in which the termination occurs (or two years following the year in which the termination occurs, if such termination occurred within two years after a “Change in Control”), in the case of Mr. Jarett Levan and Mr. Wise, and (iii) one year from the date of termination, in the case of Mr. Lopez.  Each employment agreement will also be terminated upon the Executive’s death, in which case the applicable Executive’s estate will be entitled to receive his base salary through the date of his death and the prorated portion of the Executive’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years).

Each Executive also agreed in his respective employment agreements to enter into a non-disclosure, non-competition, confidentiality and non-solicitation of customer agreements on mutually agreeable terms. Entry into such agreements is a condition to the Executive’s right to the post-termination payments and benefits described in the preceding paragraph.

DIRECTOR COMPENSATION

The Company’s Compensation Committee recommends director compensation to the full Board of Directors based on factors it considers appropriate and based on the recommendations of management. Each director of the Company who is not also an employee of the Company, BCC or Bluegreen (each, a “non-employee director”) currently receives an annual cash retainer of $70,000 annually for his service on the Company’s Board of Directors. In addition to compensation for their service on the Board of Directors, the Company pays compensation to its non-employee directors for their service on the Board’s committees. The Chairman of the Audit Committee receives an annual cash retainer of $15,000. All other members of the Audit Committee receive annual cash retainers of $10,000. The Chairman of the Compensation Committee and the Nominating/Corporate Governance Committee each receive an annual cash retainer of $3,500. Other than the Chairman, members of the Compensation Committee and the Nominating/Corporate Governance Committee do not currently receive additional compensation for their service on those committees.

Director Compensation Table-2016

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during the year ended December 31, 2016 in consideration for his service on the Board and its committees during the year.

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid			Incentive	Deferred	All
	in	Stock	Option	Plan	Compensation	Other
Director	Cash	Awards(2)	Awards(3)	Compensation	Earnings	Compensation	Total
Norman H. Becker (1)	$—	—	—	—	—	—	—
Steven M. Coldren (1)	—	—	—	—	—	—	—
Darwin Dornbush	70,000	—	—	—	—	—	70,000
Willis N. Holcombe (1)	—	—	—	—	—	—	—
Oscar Holzmann	83,500	—	—	—	—	—	83,500
Alan J. Levy	70,000	—	—	—	—	—	70,000
Joel Levy	85,000	—	—	—	—	—	85,000
William Nicholson	80,000	—	—	—	—	—	80,000
Anthony P. Segreto (1)	—	—	—	—	—	—	—
Neil Sterling	73,500	—	—	—	—	—	73,500
Charlie C. Winningham II (1)	—	—	—	—	—	—	—

(1)	Messrs. Becker, Coldren, Holcombe, Segreto and Winningham were non-employee directors of BCC and were added to the Company’s Board of Directors in connection with the closing of the BCC Merger during December 2016. The following table sets forth the cash fees paid by BCC to these directors for their service on BCC’s Board from January 1, 2016 through December 15, 2016:

BCC
Director
Director	Fees
Norman H. Becker	$95,000
Steven M. Coldren	103,000
Willis N. Holcombe	91,000
Anthony P. Segreto	75,000
Charlie C. Winningham II	75,000

Mr. Becker is also a non-employee director of Bluegreen and received $85,000 of cash fees from Bluegreen for his services on its Board of Directors during 2016.

(2)	As of December 31, 2016, none of the Company’s non-employee directors held any shares of restricted stock of the Company.

(3)	As of December 31, 2016, none of the Company’s non-employee directors held any options to purchase shares of the Company’s Class B Common Stock or, except as described in the following sentence, Class A Common Stock. As of December 31, 2016, Messrs. Holcombe, Holzmann and Winningham held options to purchase 17,858 shares, 126,075 shares, and 17,858 shares, respectively, of the Company’s Class A Common Stock. Mr. Holzmann exercised his options to purchase 126,075 shares of the Company’s Class A Common Stock during April 2017.

PROPOSAL NO. 2 —APPROVAL OF THE BBX CAPITAL CORPORATION

2014 INCENTIVE PLAN, AS PROPOSED TO BE AMENDED AND RESTATED

General Information

During 2014, the Company’s Board of Directors approved and adopted the BFC Financial Corporation 2014 Stock Incentive Plan, which provides for the issuance of restricted stock awards of the Company’s Class A Common Stock and Class B Common Stock (which are sometimes collectively referred to herein as “Common Stock”) and for the grant of options to purchase shares of the Company’s Class A Common Stock and Class B Common Stock.

Following the change in the Company’s name from BFC Financial Corporation to BBX Capital Corporation during January 2017 and in light of the proposed amendment described below which would allow for the grant of performance-based cash awards under the plan, the Board approved and adopted an amendment to the BFC Financial Corporation 2014 Stock Incentive Plan, which amendment did not require shareholder approval, to change the name of the plan to the BBX Capital Corporation 2014 Incentive Plan (as amended to date, the “Incentive Plan”), and change all references to BFC Financial Corporation in the Incentive Plan to BBX Capital Corporation.

As described below, the Company’s Board of Directors and Compensation Committee have approved, subject to shareholder approval, an amendment and restatement of the Incentive Plan which would make certain additional amendments to the Incentive Plan. The Board of Directors is requesting that the Company’s shareholders approve the Incentive Plan, as proposed to be amended and restated. This proposal is sometimes referred to herein as the “Incentive Plan Proposal.” Shareholder approval of the Incentive Plan Proposal will also constitute shareholder approval of the performance goals for use in regard to performance-based awards which may be granted under the Incentive Plan from time to time, including for purposes of Section 162(m) of the Code. If the Incentive Plan Proposal is not approved by the Company’s shareholders, the Incentive Plan will continue as currently in effect without regard to the currently proposed amendments described below.

Description of Proposed Amendments; Reasons for the Amendments

If the Incentive Plan Proposal is approved by the Company’s shareholders, the following amendments will be made to the Incentive Plan:

Increase in Available Shares. The Board of Directors believes that the ability to grant equity-based incentive compensation awards is an important component of its compensation program and enhances the relationship between employee performance and the creation of shareholder value. The Incentive Plan currently allows for the issuance of equity-based awards, specifically restricted stock awards of, and options to purchase, the Company’s Common Stock. However, the Incentive Plan currently limits the total number of shares of the Company’s Common Stock available for grant under the Incentive Plan to 9,000,000 shares, consisting of 500,000 shares of Class A Common Stock and 8,500,000 shares of Class B Common Stock, and only 17,776 shares of Class A Common Stock and 1,211,026 shares of Class B Common Stock currently remain available for issuance pursuant to options and restricted stock awards which may be granted under the Incentive Plan. The Board of Directors and Compensation Committee have determined that the current number of shares available for grant under the Incentive Plan does not provide sufficient equity-based incentive compensation. Accordingly, the Board of Directors and Compensation Committee have approved, subject to shareholder approval, an amendment to the Incentive Plan which would increase the number of shares of the Company’s Class B Common Stock available for grant under the Incentive Plan from 8,500,000 shares to 9,500,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan from 9,000,000 shares to 10,000,000 shares.

Addition of Performance-Based Cash Awards and Related Amendments. As previously described, Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to its chief executive officer and other employees (other than its chief financial officer) whose compensation is required to be reported to shareholders under the Exchange Act and the rules and regulations promulgated by the SEC thereunder (such officers, the “Section 162(m) officers”). However, the statute exempts qualifying “performance-based compensation” from the deduction limit if certain requirements are met. The Board of Directors and Compensation Committee have determined that it is advisable that the Incentive Plan be amended to allow for the grant of performance-based cash awards under the Incentive Plan that may qualify for full tax deductibility if applicable requirements are met. Accordingly, the Board of Directors and Compensation Committee have approved, subject to shareholder approval, an amendment to the Incentive Plan which would allow for the grant of performance-based cash awards (in addition to equity-based awards) under the Incentive Plan. In connection with such proposed amendment, the Board of Directors and Compensation Committee also approved, subject to shareholder approval, amendments to the Incentive Plan which would add book value to the list of permitted performance-based goals under the Incentive Plan and set the maximum amount of performance-based awards that can be paid under the Incentive Plan to any one Section 162(m) officer in any one calendar year at $12,000,000.

Summary of the Incentive Plan, as Proposed to be Amended and Restated

Set forth below is a summary of the Incentive Plan, as proposed to be amended and restated. The following summary is qualified in its entirety by reference to the full text of the Incentive Plan, as proposed to be amended and restated, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Other than as described above, the terms and conditions of the Incentive Plan, which were previously approved by the Company’s shareholders, will not be impacted by the currently proposed amendment and restatement of the Incentive Plan.

Purpose of the Plan. The purpose of the Incentive Plan is to attract, retain and motivate officers and other employees of the Company or its subsidiaries or other affiliates, as well as directors and other individuals who perform services for the Company or its subsidiaries or other affiliates, to compensate them for their services, to encourage ownership by them of stock of the Company, to align their interests with those of the Company’s shareholders in the creation of long-term value, and to promote the success and profitability of the Company’s business.

Effective Date; Term. The Incentive Plan became effective upon approval by the Company’s shareholders at the Company’s 2014 Annual Meeting held on June 12, 2014. No awards may be granted after June 12, 2024.

Awards. The Company is permitted to grant stock options to purchase, and restricted stock awards of, shares of the Company’s Class A Common Stock and Class B Common Stock to eligible individuals under the Incentive Plan. If the Incentive Plan Proposal is approved by the Company’s shareholders, the Company will also be permitted to grant performance-based cash awards under the Incentive Plan, including cash awards that may qualify as “performance-based compensation” under Section 162(m) of the Code.

Stock Available under the Incentive Plan. If the Incentive Plan Proposal is approved by the Company’s shareholders, the total number of shares that will be authorized and available for issuance pursuant to stock options and restricted stock awards granted under the Incentive Plan will be 500,000 shares of Class A Common Stock and 9,500,000 shares of Class B Common Stock (an increase of 1,000,000 shares from the previously authorized Class B Common Stock share amount of 8,500,000). These maximum share amounts will be subject to adjustment in the event of any change in the Company’s Class A Common Stock or Class B Common Stock, as the case may be, including, without limitation, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, split-up, spin-off, combination or exchange of shares. Any shares subject to stock awards or option grants under the Incentive Plan which expire or are terminated, forfeited or cancelled without having been exercised or vested in full, will again be available for grant under the plan.

Administration. The Incentive Plan is required to be administered by an administrative committee consisting of not less than two members of the Board of Directors. The Compensation Committee currently serves, and is expected to continue to serve, as the administrative committee for the Incentive Plan. The administrative committee has broad discretionary powers. Subject to the terms of the Incentive Plan, including those described in further detail below, the administrative committee has discretionary authority to, among other things: (i) determine the individuals to whom, and the time or times at which, awards will be granted; (ii) determine the terms and provisions of each award granted, including, without limitation, the class and number of shares of stock underlying each option and restricted stock award and the vesting schedule applicable to each option and restricted stock award; (iii) modify or amend each option or restricted stock award, including, without limitation, accelerate or defer the exercise or vesting date of any option or the vesting date of any restricted stock award (in each case with the consent of the holder thereof if the modification or amendment would adversely affect the holder’s right with respect to the option or restricted stock award); (iv) re-price previously granted options and/or substitute new options or restricted stock awards for previously granted options or restricted stock awards, as the case may be, which previously granted options or restricted stock awards may contain less favorable terms, including, in the case of options, higher exercise prices; and (v) interpret the Incentive Plan and make all other determinations deemed necessary or advisable for the administration thereof.

Eligibility. The administrative committee has the authority to select the people who will receive awards under the Incentive Plan. Any employee or director of the Company or of any subsidiary, parent (if one shall exist) or other affiliate of the Company, and any independent contractor or agent of the Company or any subsidiary, parent (if one shall exist) or affiliate of the Company, may be selected by the administrative committee to receive awards under the Incentive Plan.

As of April 12, 2017, approximately 6,253 individuals, including 11 non-employee directors of the Company and 6,242 employees of the Company or its subsidiaries or affiliates, were eligible under the terms of the Incentive Plan to be selected to receive awards under the Incentive Plan.

Annual Limits. The Incentive Plan limits the number of shares underlying stock options and restricted stock awards that may be granted to an individual participant in any calendar year to 1,500,000 shares. In addition to such stock limit, if the Incentive Plan Proposal is approved by the Company’s shareholders and the Company is therefor permitted to grant performance-based cash awards under the Incentive Plan, the maximum amount of total performance-based awards that may be paid to any Section 162(m) officer in any calendar year under the Incentive Plan will be $12,000,000.

Stock-Based Awards. The Incentive Plan permits the Company to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock awards. Shares of both the Company’s Class A Common Stock and Class B Common Stock are available for issuance pursuant to options and restricted stock awards granted under the Incentive Plan, however, awards under the Incentive Plan have primarily been, and are currently expected to continue to be, restricted stock awards of Class B Common Stock.

Stock Options. The administrative committee establishes the terms and conditions of the stock options granted under the Incentive Plan. The administrative committee may not grant a stock option with a term of greater than 10 years or with a purchase price that is less than the fair market value of a share of the applicable class of stock on the date of grant.

Both incentive stock options that qualify for special federal income tax treatment and non-qualified stock options that do not qualify for special federal income tax treatment may be granted under the Incentive Plan. Incentive stock options are subject to certain additional restrictions under the Code and the Incentive Plan. The total number of shares of the Company’s Class A Common Stock and Class B Common Stock authorized for grant under the Incentive Plan as incentive stock options may not exceed the maximum number of shares of such stock authorized for grant under the Incentive Plan, as described under “Stock Available Under the Incentive Plan” above.

Unless otherwise designated by the administrative committee, options granted are exercisable for a period of ten years after the date of grant, but are subject to earlier termination under certain circumstances, including upon, or after the expiration of a specified period following, such time as the individual’s employment with the Company, or any subsidiary, parent (if one shall exist) or, in certain cases, other affiliate of the Company, is deemed to be terminated under the terms of the Incentive Plan. Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash and/or shares of the Company’s stock, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, to charitable organizations or upon the death of the option holder.

Restricted Stock Awards. At the time of grant of restricted stock awards granted under the Incentive Plan, the administrative committee establishes the terms of the restricted stock award, including, without limitation, whether the award is a performance-based restricted stock award, the class and number of shares of stock subject to the award and the vesting schedule applicable to the award.

Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee will hold the underlying shares and any dividends or distributions accumulating on such shares. However, the award recipient will have the right to direct the voting of the shares underlying the restricted stock award unless the administrative committee determines otherwise.

All restricted stock awards are subject to a vesting schedule specified by the administrative committee at the time the award is granted. If the administrative committee does not specify a vesting schedule, the award will vest in full on the first anniversary of the grant date unless earlier terminated in accordance with the terms of the Incentive Plan or the award agreement evidencing the restricted stock award, including upon, or under certain circumstances following the expiration of a period after, such time as the award recipient’s services on behalf of the Company, or any subsidiary, parent (if one shall exist) or other affiliate of the Company, is deemed to have ceased under the terms of the Incentive Plan.

Performance-Based Awards. At the time of grant of a restricted stock award, the administrative committee may designate the restricted stock award as a performance-based restricted stock award. In addition, as previously described, the Company will also be permitted to grant performance-based cash awards under the Incentive Plan if the Incentive Plan Proposal is approved by the Company’s shareholders. If a performance-based award is granted, the administrative committee will establish (in addition to or in lieu of service-based vesting requirements in the case of restricted stock awards) one or more performance goals which must be attained as a condition of the vesting and/or retention of the shares or payment of the cash award, as the case may be. The performance goal(s) may be based on one or more of the following:

•	earnings per share;
•	total or net revenue;
•	revenue growth;
•	operating income;
•	net operating income after tax;
•	pre-tax or after-tax income;
•	cash flow;
•	cash flow per share;
•	net income;
•	EBIT;
•	EBITDA;
•	adjusted EBITDA;
•	profit growth;
•	return on equity;
•	return on assets;
•	return on capital employed;
•	economic value added (or an equivalent metric);
•	core earnings;
•	book value;
•	share price performance or other measures of equity valuation;
•	other earnings criteria or profit-related return ratios;
•	total shareholder return;
•	market share;
•	expense levels;
•	working capital levels;
•	strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures; or
•	except in the case of a “covered employee” under Section 162(m) of the Code, any other performance criteria established by the administrative committee.

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or the results of a business segment or individual business unit and may, in the discretion of the administrative committee, include or exclude certain items, including the operations or results of a business segment or individual business unit and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal or external targets, the past performance of the Company (or individual business segments or units) and/or the past or current performance of other companies. Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Attainment of the performance goals is measured over a performance measurement period specified by the administrative committee when the award is made. The administrative committee determines in its discretion whether the award recipient has attained the performance goals. If the administrative committee determines that the award recipient attained the performance goals, the administrative committee certifies that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant award will be forfeited or not paid. If the performance goals (and any service-based vesting schedule in the case of restricted stock awards) are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient) or paid, as the case may be. The administrative committee may, in its discretion based on such objective or subjective factors as it may consider, adjust the amount of the payment of a performance-based award; provided, that the administrative committee may not increase the amount of a performance-based award payable to a Section 162(m) officer.

Mergers and Reorganizations. The number of shares available under the Incentive Plan and the number of shares subject to stock options and restricted stock awards granted under the Incentive Plan may be adjusted to reflect any merger, consolidation or other business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board of Directors, may be canceled and payment made to the option holder in an amount equal to the value of the canceled options or modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award will be adjusted by allocating to the award recipient any money, stock, securities or other property received on account of outstanding shares by the other holders of record of the applicable class of stock, and such money, stock, securities or other property shall be subject to the same terms and conditions as the restricted stock award on account of which it has been issued, exchanged or paid.

Termination or Amendment. The Board of Directors or the administrative committee has the authority to at any time and from time to time terminate, modify, suspend or amend the Incentive Plan, in whole or in part, provided, however, that no such termination, modification, suspension or amendment will be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule. In addition, no termination, modification, suspension or amendment of the Incentive Plan will, without the consent of an award recipient, adversely affect such award recipient’s rights under any previously granted and then-outstanding award.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of awards granted under the Incentive Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Incentive Plan is not a qualified plan under Section 401(a) of the Code.

Stock Options. Incentive stock options do not create federal income tax consequences when they are granted. If incentive stock options are exercised during the term of the option holder’s employment or within three months thereafter (or within one year thereafter in the case of termination due to death or disability), the exercise does not create federal ordinary income tax consequences, although Alternative Minimum Tax may apply. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the exercise price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, the difference between the fair market value of the shares on date of exercise and the exercise price will be taxed as ordinary income, and any difference between the sales price and the fair market value of the shares on the date of exercise will be taxed at capital gains rates.

Incentive stock options that are exercised more than three months after the termination of the option holder’s employment (or more than one year after termination of the option holder’s employment due to death or disability) are treated as non-qualified stock options. Non-qualified stock options do not create federal income tax consequences when they are granted. When non-qualified stock options are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the exercise price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a non-qualified stock option is exercised, the Company is allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income, subject to certain restrictions and limits set forth in the Code. When an incentive stock option is exercised, the Company is not allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. In such case, the amount of the deduction is equal to the ordinary income recognized by the option holder upon exercise.

Restricted Stock Awards. A participant who is awarded a restricted stock award will not be taxed at the time of award unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the Company’s Common Stock comprising the restricted stock award, the participant will be taxed at ordinary income tax rates on the then fair market value of the Company’s Common Stock and a corresponding deduction will be allowable to the Company (subject to the satisfaction of certain conditions in the case of restricted stock awards granted to Section 162(m) officers). In such case, the participant’s basis in the Company’s Common Stock will be equal to the ordinary income so recognized plus the purchase price, if any, paid to acquire the shares. Upon subsequent disposition of such shares of the Company’s Common Stock, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

Pursuant to Section 83(b) of the Code, the participant may elect within 30 days of receipt of a restricted stock award that is not a performance-based restricted stock award to be taxed at ordinary income tax rates on the fair market value of the Company’s Common Stock comprising such restricted stock award at the time of award (determined without regard to any restrictions which may lapse). In that case, the participant will acquire a basis in such shares of the Company’s Common Stock equal to the ordinary income recognized by the participant at the time of award plus the purchase price, if any, paid to acquire the shares. No tax will be payable upon lapse or release of the restrictions or at the time the Company’s Common Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of the Company’s Common Stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to an ordinary loss deduction.

Performance-Based Awards. A participant who receives a performance-based restricted stock award will be taxed at ordinary income tax rates on the then fair market value of the shares of the Company’s Common Stock distributed at the time of settlement of the award. The participant’s basis in the shares of the Company’s Common Stock will be equal to the amount taxed as ordinary income and, on subsequent disposition, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). A participant who receives a performance-based cash award will be taxed at ordinary income tax rates on the cash amount at the time of payment of the award. A corresponding deduction will be allowable to the Company at the time of settlement or payment of the award, as the case may be (subject to the satisfaction of certain conditions in the case of performance-based awards granted to Section 162(m) officers).

Section 162(m) Deduction Limits. As described above, Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to its chief executive officer and other employees (other than its chief financial officer) whose compensation is required to be reported to shareholders under the Exchange Act and the rules and regulations promulgated by the SEC thereunder. However, the statute exempts qualifying “performance-based compensation” from the deduction limit if certain requirements are met. The Company designed its Incentive Plan so that performance-based restricted stock awards and cash awards granted under the plan may, if applicable requirements are met, constitute qualified performance-based compensation if the Board determines to seek such treatment. However, the $1,000,000 limit on deductibility would apply to awards made to Section 162(m) officers that are not designated as performance-based awards, including all awards granted to date under the Incentive Plan.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards granted under the Incentive Plan. State and local tax consequences may also be significant.

New Plan Benefits

Grants of awards under the Incentive Plan are at the discretion of the Compensation Committee. Except as described below, the Compensation Committee has not yet determined to whom and in what amount any future awards will be made.

The Compensation Committee has, subject to shareholder approval of the Incentive Plan Proposal, approved the following performance-based awards plan for 2017 for Alan B. Levan, John E. Abdo, Jarett S. Levan and Seth M. Wise. For 2017, Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan and Mr. Wise will be eligible to receive performance-based awards from an incentive pool in a total amount equal to 6% of the Company’s book value at December 31, 2017 (based on the Company’s consolidated balance sheet as of such date); provided, however, that (a) the creation of such incentive will be subject to the Company’s book value at December 31, 2017 being a minimum specified amount and (b) the incentive pool will be subject to a cap of $36.0 million. Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive performance-based awards from the incentive pool having a maximum value equal to 33.33% of the incentive pool (e.g., a maximum of $12.0 million each if the incentive pool is funded to its $36.0 million cap). Each of Mr. Jarett Levan and Mr. Wise will be entitled to receive performance-based awards from the incentive pool in a maximum amount equal to 16.67% of the incentive pool (e.g., a maximum of $6.0 million each if the incentive pool is funded to its $36.0 million cap). The Compensation Committee may, in its discretion based on such objective or subjective factors as it may consider, decrease, but may not increase, the amounts payable to each executive. These factors may include, without limitation, changes in the stock price of the Company as compared to the S&P 500 Index over the most recent three years, growth in the Company’s book value, oversight of Bluegreen, including implementation of strategic initiatives, oversight of the Company’s real estate division, including implementation of strategic initiatives such as monetizing legacy assets and managing various real estate developments and joint ventures, and oversight of the Company’s middle market division, including implementation of strategic initiatives related to the acquisition and operations of various companies or groups of companies. The performance-based awards from the incentive pool may be paid, at the discretion of the Compensation Committee, in cash awards, restricted stock awards, or a combination of cash awards and restricted stock awards. The following presents, in tabular format, information regarding such potential awards for 2017.

Individual or Group	Dollar Value of Range of Potential Award
Alan B. Levan (Chairman and Chief Executive Officer)	$0 - $12,000,000
John E. Abdo (Vice Chairman)	$0 - $12,000,000
Jarett S. Levan (President)	$0 - $6,000,000
Seth M. Wise (Executive Vice President)	$0 - $6,000,000
All current executive officers, as a group	$0 - $36,000,000
All current directors who are not executive officers, as a group	$-
All employees, including all current officers who are not executive officers, as a group	$-

Shareholder Vote Required for Approval

Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast on the proposal, including abstentions. With respect to this voting requirement, holders of the Company’s Class A Common Stock and Class B Common Stock will vote together as a single class, with all holders of the Company’s Class A Common Stock outstanding as of the close of business on the Record Date being entitled to one vote per share and having in the aggregate 22% of the general voting power, and all holders of the Company’s Class B

Common Stock outstanding as of the close of business on the Record Date being entitled to 18.18 votes per share and having in the aggregate the remaining 78% of the general voting power.

In addition, under the Company’s Amended and Restated Articles of Incorporation, holders of a majority of the shares of the Company’s Class B Common Stock outstanding as of the close of business on the Record Date are required to approve the Incentive Plan Proposal as well as the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards granted under the Incentive Plan, as proposed to be amended and restated. A vote in favor of approval of the Incentive Plan Proposal by the holders of the Company’s Class B Common Stock will be deemed to constitute a vote in favor of the Incentive Plan Proposal and the approval required by the Company’s Amended and Restated Articles of Incorporation of the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards granted under the Incentive Plan, as proposed to be amended and restated.

In addition, as previously described, shareholder approval of the Incentive Plan Proposal will also constitute shareholder approval of the performance goals for use in regard to performance-based awards which may be granted under the Incentive Plan, including for purposes of Section 162(m) of the Code.

The Board of Directors Unanimously Recommends that Shareholders Vote “For” the Approval of the

BBX Capital Corporation 2014 Incentive Plan, as Proposed to be Amended and Restated.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2016, information regarding awards previously granted and outstanding, and securities authorized for future issuance, under the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants or Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	186,791	$3.59	1,228,802
Equity compensation plans not approved by security holders	—	—	—
Total	186,791	$3.59	1,228,802

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act..

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2016 (“Grant Thornton”). The Audit Committee discussed with the Company’s internal auditors and Grant Thornton the overall scope and plans for their respective audits and met with the internal auditors and Grant Thornton, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2016 with management and Grant Thornton prior to the filing with the SEC of the Company’s Annual Report on Form 10-K for such year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with Grant Thornton the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton its independence from the Company. When considering Grant Thornton’s independence, the Audit Committee considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining Grant Thornton’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Members of the Audit Committee:

Joel Levy, Chairman
Norman H. Becker
Steven M. Coldren
Oscar Holzmann
William Nicholson

Fees to Independent Registered public Accounting Firm

for THE YEARS ENDED dECEMBER 31, 2016 and 2015

Grant Thornton served as the independent registered public accounting firm for the Company, BCC and Bluegreen for 2016 and 2015. Grant Thornton was engaged as the principal accounting firm during August 2015 and replaced PricewaterhouseCoopers LLP (“PwC”), the Company’s previous principal accounting firm. The following table presents fees for professional services rendered by the principal accounting firm for the audit of each company’s annual financial statements for 2016 and 2015. The table also presents fees billed for audit-related services, tax services and all other services rendered by the principal accounting firm to the Company, BCC and Bluegreen for the applicable years.

	2016	2015
	(in thousands)	(in thousands)
BBX Capital Corporation
Audit fees (1)	$909	$765
Audit - related fees (2)	53	23
All other fees (3)	—	2

BCC
Audit fees (1)	$765	$956
Audit - related fees (2)	36	—
All other fees (3)	12	32

Bluegreen
Audit fees (1)	$769	$657
Audit - related fees (4)	261	198
All other fees	—	—
Total Audit, Audit-related and All other fees	$2,805	$2,633

(1)	Includes fees for services related to each company’s respective annual financial statement audits, annual audits of each company’s effectiveness of internal control over financial reporting and the review of quarterly financial statements.

(2)	Includes fees for services related to the financial statement audit of Woodbridge and, for 2016 fees related to the Registration Statements on Form S-4 and Form S-8 registration statements filed by the Company in connection with the BCC Merger.

(3)	Includes, for 2015, a one-year licensing fee to access PwC’s accounting research software services. The 2015 amount for BCC also includes fees related to trial preparation in connection with the litigation brought by the SEC against BCC and its then-serving Chairman. The 2016 amount for BCC includes agreed-upon procedures associated with a potential investment.

(4)	Includes $158,000 and $161,000 for 2015 and 2016, respectively, for the financial statement audit of one of Bluegreen’s subsidiaries, with the balances for each year relating primarily to agreed-upon procedures related to Bluegreen’s securitizations.

All audit-related services and other services set forth above were pre-approved by the respective company’s Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

Under its charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 12, 2017, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, this table includes information regarding the shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of April 12, 2017. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Class A Common Stock or Class B Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after April 12, 2017. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Common Stock	Common Stock	Class A	Class B
Name of Beneficial Owner	Notes	Ownership	Ownership	Common Stock	Common Stock

Levan BFC Stock Partners LP	(1,2,4,12)	—	1,684,571	1.9%	10.1%
Levan Partners LLC	(1,2,4,12)	5,012,020	707,882	6.7%	4.2%
Alan B. Levan	(1,2,4,5,6,7,8,12)	8,055,132	15,798,846	19.6%	94.3%
John E. Abdo	(1,2,4,6,12)	3,975,386	6,511,125	9.8%	38.9%
Seth M. Wise	(1,2,8,9,12)	636,667	1,624,250	1.6%	9.7%
Jarett S. Levan	(1,2,7,8,12)	474,026	1,625,848	2.3%	19.4%
Raymond S. Lopez	(1,2,12)	6,723	66,114	*	*
Norman H. Becker	(2,12)	—	—	0.0%	0.0%
Steven M. Coldren	(2,12)	8,959	—	*	0.0%
Darwin Dornbush	(2,12)	82,487	—	*	0.0%
Willis N. Holcombe	(2,3,12)	18,058	—	*	0.0%
Oscar Holzmann	(1,2,12)	146,728	20,290	*	*
Alan J. Levy	(2,12)	51,783	—	*	0.0%
Joel Levy	(2,12)	61,558	—	*	0.0%
William Nicholson	(2,12)	60,173	—	*	0.0%
Anthony P. Segreto	(2,12)	—	—	0.0%	0.0%
Neil Sterling	(2,12)	—	—	0.0%	0.0%
Charlie C. Winningham II	(2,3,12)	34,150	—	*	0.0%
Dr. Herbert A. Wertheim	(1,10,12)	3,968,157	416,448	5.1%	2.5%
Trishield Special Situations Master Fund Ltd	(11,12)	7,730,474	—	9.1%	0.0%

All directors and executive officers of the Company
as of April 12, 2017, as a group (16 persons)	(1,2,3,4,5,6,7,8,9,12)	13,611,828	15,885,250	25.4%	94.8%

*	Less than one percent of class.

(1)	Subject to certain exceptions in the case of shares of the Company’s Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise as described below, unrestricted shares of the Company’s Class B Common Stock are convertible on a share-for-share basis into shares of the Company’s Class A Common Stock at any time at the beneficial owner’s discretion. The number of shares of Class B Common Stock held by each beneficial owner and convertible within 60 days after April 12, 2017 into shares of Class A Common Stock is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Common Stock held by each beneficial owner. The Class B share holdings of Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez include 1,696,795 shares, 1,696,795 shares, 848,397 shares, 848,397 shares and

59,031 shares, respectively, which are restricted shares that cannot be converted into shares of Class A Common Stock within 60 days after April 12, 2017 but over which the applicable individual has voting power.

(2)	Mailing address is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

(3)	Includes 17,858 shares of Class A Common Stock that may be acquired by each of Mr. Holcombe and Mr. Winningham within 60 days after April 12, 2017 pursuant to the exercise of stock options.

(4)	The Company may be deemed to be controlled by Messrs. Alan Levan and Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 77% of the total voting power of the Company.

(5)	Mr. Alan Levan’s beneficial holdings include the 5,012,020 shares of Class A Common Stock and 707,882 shares of Class B Common Stock owned by Levan Partners LLC and the 1,684,571 shares of Class B Common Stock owned by Levan BFC Stock Partners LP. Mr. Levan’s beneficial holdings also include 1,270,294 shares of Class A Common Stock and 133,314 shares of Class B Common Stock owned directly by Florida Partners Corporation, 11,440 shares of Class A Common Stock and 1,200 shares of Class B Common Stock held of record by his wife and 36,711 shares of Class A Common Stock held through trusts for the benefit of his children. In addition, Mr. Alan Levan’s beneficial holdings of Class B Common Stock include the shares of Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise, as described below.

(6)	Mr. Alan Levan and Mr. Abdo are parties to an agreement pursuant to which Mr. Abdo has agreed to vote the shares of Class B Common Stock that he owns in the same manner as Mr. Alan Levan (or upon Mr. Alan Levan’s death, unless previously revoked, as Mr. Jarett Levan) votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan (or upon Mr. Alan Levan’s death, unless previously revoked, Mr. Jarett Levan) prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Abdo have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(7)	Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Jarett Levan are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Jarett Levan have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(8)	Mr. Jarett Levan and Mr. Wise are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of Class B Common Stock are voted. As a result of this agreement and the above-described agreement between Mr. Alan Levan and Mr. Jarett Levan, the shares of Class B Common Stock beneficially owned by Mr. Wise are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock or convert such shares of Class B Common Stock into shares of Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Pursuant to the agreement, Mr. Jarett Levan and Mr. Wise have also agreed to vote, or cause to be voted, their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(9)	Mr. Wise’s holdings of Class A Common Stock include 247 shares held in his spouse’s IRA which he may be deemed to beneficially own.

(10)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicated that Dr. Wertheim had no intention to directly or indirectly manage or control the Company. Dr. Wertheim’s mailing address, as reported by him, is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(11	Based on the Schedule 13G/A filed with the SEC on February 14, 2017, Trishield Special Situations Master Fund Ltd. and its affiliates have shared voting and dispositive power over all 7,730,474 shares of Class A Common Stock. The address of Trishield Special Situations Master Fund Ltd. and its affiliates, as disclosed in the Schedule 13G/A, is 540 Madison Avenue, 14th Floor, New York, New York 10022.

(12)	Pursuant to the Instructions to Item 403 of Regulation S-K, the total number of outstanding shares of Class A Common Stock for purposes of calculating the percentage beneficial ownership interest of each person or group does not include 892,224 shares of Class A Common Stock, which represents approximately 1% of the total number of outstanding shares of such stock, underlying unvested restricted stock awards as to which the Company’s Compensation Committee has sole voting power and the award recipients do not have voting or investment power.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those described in this Proxy Statement which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON MAY 16, 2017

This Proxy Statement and the Company’s Annual Report to Shareholders for the year ended December 31, 2016 are available at www.edocumentview.com/BBX_MTG.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 11, 2015, the Audit Committee of the Board of Directors approved the engagement of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The Company formally engaged Grant Thornton pursuant to an engagement letter dated August 17, 2015. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

On August 11, 2015, the Company, upon the approval of its Audit Committee and in connection with the approved engagement of Grant Thornton, dismissed PwC as the Company’s independent registered public accounting firm.

The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2014 and 2013 and the interim period from January 1, 2015 through August 11, 2015: (i) the Company had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K; however, in March 2015, PwC advised the Company that it would rely on management’s representations but would not and did not rely on the representations of the Company’s Chief Executive Officer.

During the years ended December 31, 2014 and 2013 and the interim period from January 1, 2015 through August 11, 2015, the Company did not consult with Grant Thornton regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact AST’s Customer Service department at (800) 937-5449.

Advance Notice Procedures. Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2018 Annual Meeting of Shareholders, the Company must receive written notice of proposed business from a shareholder (i) between January 16, 2018 and February 15, 2018 or (ii) if the Company’s 2018 Annual Meeting of Shareholders is held more than 30 days before or after May 16, 2018, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement relating to the 2018 Annual Meeting of Shareholders.

Shareholder Proposals for the 2018 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2018 Annual Meeting of Shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by December 22, 2017.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman and Chief Executive Officer

April 21, 2017

Appendix A

BBX CAPITAL CORPORATION

2014 INCENTIVE PLAN

(As Proposed to be Amended and Restated)

1.            PURPOSES. The purpose of this BBX Capital Corporation 2014 Incentive Plan (this “Plan”) is to attract, retain and motivate officers and other employees of BBX Capital Corporation, a Florida corporation (the “Company”), or its Subsidiaries or Affiliates (as hereinafter defined), as well as directors and other individuals who perform services for the Company or its Subsidiaries or Affiliates, to compensate them for their services, to encourage ownership by them of stock of the Company, to align their interests with those of shareholders in the creation of long-term value, and to promote the success and profitability of the Company’s business.

2.            DEFINITIONS. As used herein, the following definitions shall apply:

2.1       “Affiliate” shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

2.2       “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

2.3       “Award Recipient” shall mean the recipient of a Restricted Stock Award or Performance-Based Cash Award.

2.4       “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

2.5       “Board of Directors” shall mean the Board of Directors of the Company.

2.6       “Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.

2.7       “Class B Common Stock” shall mean the Class B common stock, par value $0.01 per share, of the Company.

2.8       “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9       “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of this Plan.

2.10       “Common Stock” shall mean, collectively, the Class A Common Stock and Class B Common Stock.

2.11       “Company” shall mean BBX Capital Corporation, a Florida corporation, and its successors and assigns.

2.12       “Continuous Status as an Employee” shall mean, subject to the following sentence, the absence of any interruption or termination of service as an Employee. Notwithstanding the foregoing, “Continuous Status as an Employee” with respect to a particular individual shall not be considered (i) interrupted in the case of such individual’s absence due to sick leave, military leave, or any other leave of absence approved by the Board of Directors or the Committee or (ii) terminated or interrupted if such individual (A) is hired or re-hired as an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company within a period of three (3) months following the termination of his or her employment or (B) continues to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company notwithstanding the termination of his or her employment, or is appointed or re-appointed to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company within a period of three (3) months following the termination of his or her employment. If an individual remains in “Continuous Status as an Employee” solely by reason of satisfaction of any of the events specified in clause (ii) of the preceding sentence, any time-based vesting criteria with respect to an Option previously granted to the individual shall be tolled for the period of time during which he or she was not an Employee or director of the Company or any Parent, Subsidiary or Affiliate of the Company.

2.13       “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of Section 162(m) of the Code).

2.14       “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

2.15       “Employee” shall mean any person, including officers, employed by the Company or any Parent, Subsidiary or Affiliate of the Company.

2.16       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17       “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that so long as (i) the Class A Common Stock or Class B Common Stock, as the case may be, is listed or admitted for trading on any United States national securities exchange, (ii) transactions in the Class A Common Stock or Class B Common Stock, as the case may be, are reported on a consolidated transaction reporting system, or (iii) the Class A Common Stock or Class B Common Stock, as the case may be, is quoted on any system of automated dissemination of quotations of securities prices in common use, the fair market value per Share of the Class A Common Stock or Class B Common Stock shall be the closing price of the Class A Common Stock or Class B Common Stock, as the case may be, on such exchange or reporting system or as quoted on such system of automated dissemination of quotations of securities, as the case may be, on the relevant date.

2.18       “Incentive Stock Option” shall mean an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.19       “Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option, or an Option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of Section 422 of the Code.

2.20       “Option” shall mean a stock option granted pursuant to this Plan.

2.21       “Optioned Stock” shall mean the Common Stock subject to an Option.

2.22       “Optionee” shall mean the recipient of an Option.

2.23       “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.24       “Performance-Based Cash Award” means an award that is paid in the form of cash based on the attainment of Performance Goals as described in Section 9.

2.25       “Performance-Based Cash Award Formula” means the formula that determines the amount payable to a Participant under a Performance-Based Cash Award.

2.26       “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 8.3 is applicable.

2.27       “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, a goal the attainment of which is a condition to the vesting and/or retention of the Performance-Based

Restricted Stock Award and, with respect to any Performance-Based Cash Award, a goal the attainment of which is a condition to payment and/or the determination of the amount payable.

2.28       “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

2.29       “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

2.30       “Restricted Stock Award” shall mean an award of restricted Shares pursuant to Section 8.

2.31       “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

2.32       “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent, Subsidiary or Affiliate of the Company; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent, Subsidiary or Affiliate of the Company, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent, Subsidiary or Affiliate of the Company; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent, Subsidiary or Affiliate of the Company. Notwithstanding the foregoing, an individual’s “Service” shall not be considered terminated if, within three (3) following the termination of his or service in any capacity described in the preceding sentence or performance of a contractual non-compete agreement described in the preceding sentence, such individual is hired or re-hired as an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company or is appointed or re-appointed to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company. If an individual’s “Service” is deemed to continue solely by reason of satisfaction of any of the events specified in the preceding sentence, any time-based vesting criteria with respect to a Restricted Stock Award previously granted to the individual shall be tolled for the period of time during which he or she did not satisfy the “Service” requirements set forth in the first sentence of this paragraph.

2.33       “Share” shall mean a share of Common Stock, as adjusted in accordance with Section 10.

2.34       “Stock Option Agreement” shall mean the written Option agreements described in Section 15.

2.35       “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.36       “Transferee” shall have the meaning set forth in Section 7.4.

3.            STOCK. Subject to the provisions of Section 10, the maximum aggregate number of shares which may be issued for Restricted Stock Awards and upon the exercise of Options under this Plan is Ten Million (10,000,000) shares of Common Stock, consisting of a maximum of Five Hundred Thousand (500,000) shares of Class A Common Stock and a maximum of Nine Million Five Hundred Thousand (9,500,000) shares of Class B Common Stock. The number of shares of Common Stock, Class A Common Stock and Class B Common Stock authorized for grant under this Plan as Incentive Stock Options shall be subject to the same limitations as set forth in the preceding sentence. If an Option or Restricted Stock Award should expire or become un-exercisable for any reason without having been exercised or vested in full, the un-purchased Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for further grant under this Plan.

Notwithstanding any provision in this Plan to the contrary, but subject to Section 9.3(e) and Section 10, the maximum aggregate number of shares of Common Stock with respect to one or more Options or Restricted Stock Awards that may be granted to any one person during any calendar year shall be One Million Five Hundred Thousand (1,500,000) shares (the “Annual Share Limit”). If an Option or Restricted Stock Award should expire, become un-exercisable for any reason without having been exercised in full, or be cancelled for any reason during the calendar year in which it was granted, the number of shares covered by such Option or Restricted Stock Award shall nevertheless be treated as Options or Restricted Stock Awards, as the case may be, granted for purposes of the limitation in the preceding sentence.

4.            ADMINISTRATION.

4.1       Procedure. This Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall the Committee consist of less than two (2) members of the Board of Directors. If the Committee does not exist, or for any other reason determined by the Board of Directors and permitted pursuant to the terms hereof, the Board of Directors may take any action and exercise any power, privilege or discretion under this Plan that would otherwise be the responsibility of the Committee.

4.2       Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options, to grant Restricted Stock Awards, and to grant Performance-Based Cash Awards; (ii) if applicable, to determine, upon review of relevant information, the Fair Market Value of the Class A Common Stock or Class B Common Stock, as the case may be; (iii) to determine the persons to whom, and the time or times at which, Options, Restricted Stock Awards and Performance-Based Cash Awards shall be granted; (iv) to determine the terms and provisions of each Option, Restricted Stock Award and Performance-Based Cash Award granted (which need not be identical), including, without limitation, the class of Common Stock, and number of shares thereof, represented by each Restricted Stock Award, the class of Common Stock, and number of shares thereof, underlying each Option, the exercise price per share of each Option, the consideration, if any, for each Restricted Stock Award and the vesting schedule of each Option and Restricted Stock Award; (v) to interpret this Plan; (vi) to amend this Plan, if amendment by the Committee is permitted pursuant to the terms hereof; (vii) to modify or amend each Option or Restricted Stock Award, including to accelerate or defer the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award (in each case with the consent of the holder thereof to the extent required); (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, Restricted Stock Award or Performance-Based Cash Award previously granted by the Committee; (ix) to re-price previously granted Options and/or substitute new Options or Restricted Stock Awards for previously granted Options or Restricted Stock Awards, as the case may be, which previously granted Options or Restricted Stock Awards contain less favorable terms, including, in the case of Options, higher exercise prices; and (x) to make all other determinations deemed necessary or advisable for the administration of this Plan.

4.3       Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.

5.            ELIGIBILITY. Incentive Stock Options may be granted only to employees, including officers, of the Company or any Parent or Subsidiary of the Company. Nonqualified Stock Options, Restricted Stock Awards and Performance-Based Cash Awards may be granted to Employees as well as directors of, and independent contractors and agents who are natural persons and perform services for, the Company or any Parent, Subsidiary or Affiliate of the Company (provided that Options and Restricted Stock Awards may not be granted under this Plan to an independent contractor or agent to the Company or a Parent, Subsidiary or Affiliate of the Company for services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company’s securities). Any individual who has been granted an Option, Restricted Stock Award or Performance-Based Cash Award may, if he or she is otherwise eligible, be granted additional Options, Restricted Stock Awards and/or Performance-Based Cash Awards.

Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary of the Company) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

This Plan shall not constitute a contract of employment nor shall this Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his or her right or the Company’s or any Parent, Subsidiary or Affiliate of the Company’s right to terminate his or her employment or provision of services at any time.

6.            TERM OF PLAN. This Plan shall continue in effect until June 12, 2024, unless sooner terminated under Section 2.

7.            STOCK OPTIONS.

7.1       Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee’s Stock Option Agreement.

7.2       Exercise Price and Consideration.

(a)       Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

(i)       In the case of an Incentive Stock Option which is:

(A)       granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share of the applicable class of Common Stock on the date of grant; or

(B)       granted to an Employee not within (A), the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share of the applicable class of Common Stock on the date of grant.

(ii)       In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share of the applicable class of Common Stock on the date of grant.

(b)       Certain Corporate Transactions. In the event an Option is substituted for a stock option issued by another Person in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other Person, the exercise price per Share of such substituted Option shall (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an “incentive stock option”) be in such amount so as to preserve, on a per Share basis with respect to such substituted option, the same ratio of Fair Market Value per Share to exercise price per Share which existed immediately prior to such corporate transaction.

(c)       Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company’s capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company’s jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the “cashless exercise” of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee’s behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

7.3       Exercise of Option.

(a)       Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Optionee, performance criteria with respect to the Company or any Parent or Subsidiary of the Company, or in the case of Nonqualified Stock Options, performance criteria with respect to any Affiliate of the Company, and as shall be permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7.2(c).

(b)       Termination of Status as an Employee. If any individual ceases to be in Continuous Status as an Employee, such individual or his or her Transferee may, but only within three (3) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date the individual ceases to be in Continuous Status as an Employee, exercise an Option previously granted and then-outstanding to the extent that the individual or his or her Transferee was entitled to exercise the Option as of the date of such termination of Continuous Status as an Employee and the Option did not otherwise expire prior to the exercise date. To the extent that the individual or his or her Transferee was not entitled to exercise the Option at the date of termination of Continuous Status as an Employee, or if the individual or any Transferee does not exercise such Option within the time specified herein, the Option shall terminate and no longer be exercisable. Notwithstanding the foregoing provisions of this Section 7.3(b), (i) if any individual ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such individual or his or her Transferee shall terminate immediately and automatically on the date of termination as an Employee unless otherwise determined by the Committee, and (ii) if an individual ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7.3(b); provided that, in the case of this clause (ii) or if an Employee of the Company or any Parent or Subsidiary of the Company is re-assigned to an Affiliate of the Company, the individual shall execute an agreement, in form and substance satisfactory to the Committee, waiving such individual’s right to have his or her Options treated as Incentive Stock Options from and after a date determined by the Committee, which shall be no later than three (3) months after the cessation or re-assignment date, as the case may be, and such individual’s Options shall thereafter be treated as Nonqualified Stock Options for all purposes.

(c)       Disability of Optionee. Notwithstanding the provisions of Section 7.3(b) above, in the event an Employee is unable to continue his employment as a result of his or her Disability, such individual or his or her Transferee may, but only within three (3) months or such other period of time as is determined by the Committee not exceeding twelve (12) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of cessation of employment for Disability, exercise an Option previously granted and then-outstanding to the extent the individual or his or her Transferee was entitled to exercise the Option at the date of such cessation of employment for Disability and the Option did not otherwise expire prior to the exercise date. To the extent that the individual or his or her Transferee was not entitled to exercise the Option at the date of cessation of employment for Disability, or if the individual or his or her Transferee does not exercise such Option within the time specified herein, the Option shall terminate and no longer be exercisable.

(d)       Death of Optionee. In the event of the death of an Optionee:

(i)       who is at the time of his or her death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death or the earlier expiration of the Option in accordance with its terms, in each case by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise in effect as of the date of death or that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii)       within thirty (30) days or such other period of time as is determined by the Committee not exceeding three (3) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of the Optionee’s Continuous Status as an Employee (other than due to a termination for cause, in which case clause (i) of Section 7.3(b) shall govern), the Option may be exercised, at any time within three (3) months following the date of death or the earlier expiration of the Option in accordance with its terms, in each case by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination the Optionee’s Continuous Status as an Employee.

7.4       Transferability of Options. During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under this Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (i) a family member of the Optionee; (ii) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than fifty percent (50%) beneficial interest; (iii) a foundation in which such persons collectively control the management of assets; (iv) any other legal entity in which such persons collectively own more than fifty percent (50%) of the voting interests; or (v) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a “Transferee”); provided, however, that in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under this Plan or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

8.            RESTRICTED STOCK AWARDS.

8.1       In General.

(a)       Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with this Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i)       the class of Common Stock, and number of Shares thereof, covered by the Restricted Stock Award;

(ii)       the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and non-assessable under applicable law);

(iii)       whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv)       the date of grant of the Restricted Stock Award; and

(v)       the vesting date for the Restricted Stock Award.

(b)       All Restricted Stock Awards shall be in the form of issued and outstanding Shares that, in the discretion of the Committee, shall be either:

(i)       registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii)       registered in the name of the Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii)       registered in the name of and delivered to the Award Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The [Class A Common Stock / Class B Common Stock] evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BBX Capital Corporation and [Name of Award Recipient] dated [Date] made pursuant to the terms of the BBX Capital Corporation 2014 Stock Incentive Plan, copies of which are on file at the executive offices of BBX Capital Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

and/or such other restrictive legend as the Committee, in its discretion, may specify.

(c)       Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

8.2       Vesting Date.

(a)       The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

(i)       if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture); and

(ii)       if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six (6) months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

8.3       Performance-Based Restricted Stock Awards.

(a)       If the Committee determines that a Restricted Stock Award shall be a Performance-Based Restricted Stock Award, at the time of grant of the award, the Committee shall establish one or more Performance Goals, the attainment of which shall be a condition to the vesting and/or retention of the related Shares. The Performance Goals shall be selected from among the following:

(i)             earnings per share;

(ii)            total or net revenue;

(iii)           revenue growth;

(iv)          operating income;

(v)            net operating income after tax;

(vi)           pre-tax or after-tax income;

(vii)          cash flow;

(viii)         cash flow per share;

(ix)           net income;

(x)            EBIT;

(xi)           EBITDA;

(xii)          adjusted EBITDA;

(xiii)         profit growth;

(xiv)         return on equity;

(xv)          return on assets;

(xvi)         return on capital employed;

(xvii)        economic value added (or an equivalent metric);

(xviii)       core earnings;

(xix)          book value;

(xx)           share price performance or other measures of equity valuation;

(xxi)          other earnings criteria or profit-related return ratios;

(xxii)         total shareholder return;

(xxiii)        market share;

(xxiv)       expense levels;

(xxv)        working capital levels;

(xxvi)       strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures;

(xxvii)      except in the case of a Covered Employee, any other performance criteria established by the Committee; or

(xxviii)      any combination of (i) through (xxvii) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or the results of a business segment or individual business unit and may, in the discretion of the Committee, include or exclude certain items, including the operations or results of a business segment or individual business unit and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal or external targets, the past performance of the Company (or individual business segments or units) and/or the past or current performance of other companies. Performance Goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

(b)       At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i)       if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

(ii)       in all other cases, the period of four (4) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c)       Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

(d)       If the Performance Goals for a Performance-Based Restricted Stock Award have been determined and certified by the Committee to have been attained:

(i)       if the relevant vesting date has occurred, the Committee shall cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient; and

(ii)       in all other cases, the Shares shall continue in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

(e)       If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of this Plan, the Committee may, for any purpose of this Plan, adjust such Performance Goals and make payments accordingly under this Plan; provided, however, that any adjustments made in accordance with or for the purposes of this Section8.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

8.4       Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

8.5       Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, the Award Recipient shall have the right to direct the voting of the Shares subject to the Restricted Stock Award.

8.6       Tender and Other Offers. Each Award Recipient shall have the right to respond, or to direct the response, with respect to the Shares related to his or her Restricted Stock Award, to any tender offer, exchange offer, rights offer or other offer made to the holders of Shares. To the extent applicable, such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered or the Award Recipient shall be deemed to not have participated in such exchange, rights or other offer, as the case may be.

8.7       Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his or her death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to the spouse or the descendants or blood relatives of such deceased person as the Committee may select.

8.8       Taxes. The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, or the person receiving the Shares pursuant to the Restricted Stock Award may otherwise satisfy the tax withholding requirement by surrendering, a sufficient number of shares of the Company’s capital stock to cover the amount required to be withheld.

9.       PERFORMANCE-BASED CASH AWARDS.

9.1       In General. Performance-Based Cash Awards may be granted under this Plan as determined by the Committee from time to time, subject to the following terms and conditions:

(a)       Performance-Based Cash Awards Authorized. The Committee shall establish the terms of each Performance-Based Cash Award, including the cash amount payable pursuant thereto, the Performance-Based Cash Award Formula, the Performance Goal(s) and Performance Period. Performance-Based Cash Awards may be issued alone or in combination with Performance-Based Restricted Stock Awards.

(b)       Value of Performance-Based Cash Awards. The final value payable to the Participant in settlement of a Performance-Based Cash Award determined on the basis of the applicable Performance-Based Cash Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.2       Establishment of Performance Period, Performance Goals and Performance-Based Cash Award Formula. In granting each Performance-Based Cash Award, the Committee shall establish in writing the applicable Performance Period, Performance-Based Cash Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance-Based Cash Award Formula the maximum value of the Performance-Based Cash Award payable to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance-Based Cash Award Formula applicable to each Performance-Based Cash Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance-Based Cash Award Formula shall not be changed during the Performance Period. The Performance Goals shall consist of one or more of the Performance Goals listed in Section 8.3(a). For all purposes of this Plan, including this Section 9 and Section 8 above, (a) Performance Goals shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the industries in which the Company and its Subsidiaries operate, (b) Performance Goals may be calculated with respect to the Company, its Parent, if any, and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee, and (c) Performance Goals may exclude the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals; provided, however, no such adjustment shall made be if the exercise of such authority by the Committee would constitute the exercise of “impermissible discretion,” within the meaning of Treas. Reg. Section 1.162-27(e)(2)(iii), or would otherwise cause Performance-Based Restricted Stock Awards or Performance-Based Cash Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder to fail to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder. The Company shall notify each Participant granted a Performance-Based Cash Award of the terms of such Performance-Based Cash Award, including the Performance Period, Performance Goal(s) and Performance-Based Cash Award Formula.

9.3       Settlement of Performance-Based Cash Awards.

(a)       Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance-Based Cash Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Performance-Based Cash Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance-Based Cash Award Formula.

(b)       Discretionary Adjustment. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance-Based Cash Award Formula applicable to a Performance-Based Cash Award granted to any Participant who is not a Covered Employee within the meaning of Section 162(m) to reflect such Participant’s individual performance or such other factors as the Committee may determine. The Committee may, in its discretion, decrease, but not increase, the value of a Performance-Based Cash Award that would otherwise be paid to a Covered Employee (including notwithstanding the attainment of any Performance Goal); provided, however, that no such reduction may result in an increase in the amount payable upon settlement of another Covered Employee’s Performance-Based Cash Award.

(c)       Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance-Based Cash Award held by a Participant who has taken in excess of thirty

(30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d)       Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with this Section 9.3, the Company shall notify each Participant of the determination of the Committee.

(e)       Maximum Amount Payable. The maximum aggregate amount of Performance-Based Cash Awards and Performance-Based Restricted Stock Awards that may be paid or issued to a Covered Employee in any calendar year is $12,000,000; it being understood that shares issuable to a Covered Employee in respect of Performance-Based Restricted Stock Awards are also, together with shares issuable in respect of other Restricted Stock Awards and Options, subject to the Annual Share Limit set forth in Section 3 (as it may be adjusted in accordance with the terms hereof).

(f)       Payment in Settlement of Performance-Based Cash Awards. As soon as practicable following the Committee’s determination and certification in accordance with this Section 9.3, payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance-Based Cash Award. Payment of such amount shall be made in cash, Shares, or a combination thereof as determined by the Committee. Unless otherwise determined by the Committee, payment shall be made in a lump sum. In no event shall payment of a Performance-Based Cash Award be made later than the 15th day of the third month following the taxable year of the Participant in which the Participant has a legally binding right to the Performance-Based Cash Award.

(g)       Provisions Applicable to Payment in Shares. If payment is to be made in Shares, the number of such Shares shall be determined by dividing the final value of the Performance-Based Cash Award by the Fair Market Value of the Share of the applicable class of Common Stock. Shares issued in payment of any Performance Award may be fully vested and freely transferable Shares or may be Shares subject to vesting conditions as provided in Section 8.2. Any shares subject to vesting conditions shall be evidenced by an appropriate Award Agreement.

(h)       Transfers Prohibited. Prior to settlement in accordance with the provisions of the Plan, no Performance-Based Cash Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance-Based Cash Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under this Plan in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options, Restricted Stock Awards and Performance-Based Cash Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other Person) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent, Subsidiary or Affiliate of the Company, or the financial statements of the Company or any Parent, Subsidiary or Affiliate of the Company, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustment to an Option, Performance-Based Restricted Stock Award or Performance-Based Cash Award granted to a Covered Employee with respect to the Company or its Parent, Subsidiaries or Affiliates shall conform to the requirements of Section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would cause any Incentive Stock Option granted hereunder to fail to constitute an “incentive stock option” as defined in Section 422 of the Code. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to an Option or Restricted Stock Award.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another Person, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that causes holders of Class A Common Stock or Class B Common Stock, as the case may be, to be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of this Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled.

Unless otherwise determined by the Committee or the Board of Directors, in the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred stock that would rank senior to the Shares subject to outstanding Options or Restricted

Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

11.       COMPLIANCE WITH CODE SECTION 162(m). It is the intent of the Company that Options granted to Covered Employees and Performance-Based Restricted Stock Awards and Performance-Based Cash Awards to Covered Employees shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, unless otherwise determined by the Committee at the time of grant of the Option, Restricted Stock Award or Performance-Based Cash Award. Accordingly, the applicable terms hereof, including the definition of “Covered Employee” and the provisions of Section 8.3 and Section 9, shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of this Plan or any Option Agreement, Award Notice relating to a Performance-Based Restricted Stock Award or notice relating to a Performance-Based Cash Award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

12.       AMENDMENT AND TERMINATION OF THIS PLAN. The Board of Directors or the Committee may at any time and from time to time terminate, modify, suspend or amend this Plan, in whole or in part, provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule. No termination, modification, suspension or amendment of this Plan shall, without the consent of an Optionee or Award Recipient, adversely affect his or her rights under any Option, Restricted Stock Award or Performance-Based Cash Award previously granted to the Optionee or Award Recipient, as the case may be. Notwithstanding any provision herein to the contrary, the Board of Directors or the Committee shall have broad authority to amend this Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

13.       CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to any other award granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of the award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, grant any other award or delivery of Shares with respect to an Option or any other award, the Company may require the Person exercising such Option or acquiring such Shares or award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by applicable law. The Company shall not be required to deliver any Shares under this Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

14.       RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Class A Common Stock and Class B Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

15.       STOCK OPTION AGREEMENT; AWARD NOTICE. Options shall be evidenced by written Stock Option Agreements and Restricted Stock Awards shall be evidenced by written Award Notices, each in such form as the Committee shall approve. The Company shall also provide notice, in such form as the Committee may approve, to each Participant granted a Performance-Based Cash Award of the terms of such Performance-Based Cash Award, including the Performance Period, Performance Goal(s) and Performance-Based Cash Award Formula.

The date of grant of an Option, Restricted Stock Award or Performance-Based Cash Award shall, for all purposes, be the date on which the Committee makes the determination to grant such Option, Restricted Stock Award or Performance-Based Cash Award, as the case may be, or, in each case, such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of grant.

16.       SHAREHOLDER APPROVAL. This Plan became effective upon the approval by the shareholders of the Company holding shares of the Common Stock representing a majority of the votes entitled to be cast on this Plan, as well as holders of a majority of the outstanding shares of the Class B Common Stock, on June 12, 2014.

17.       OTHER PROVISIONS. The Stock Option Agreements, Award Notices and notices relating to Performance-Based Restricted Stock Awards authorized under this Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option or vesting of a Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable; provided such provisions may not be inconsistent with the terms hereof. Any Stock Option Agreement with respect to an Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order to cause such Option to constitute an “incentive stock option” as defined in Section 422 of the Code.

18.       INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or any failure to act under or in connection with this Plan or any Option or other award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at the Company’s own expense, to handle and defend the same.

19.       NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

20.       WITHHOLDINGS; TAX MATTERS.

20.1       The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under this Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Stock Option Agreement, an Optionee shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Optionee) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.

20.2       If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under Section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The [Class A Common Stock / Class B Common Stock] evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BBX Capital Corporation and [Name of Recipient] dated [Date] made pursuant to the terms of the BBX Capital Corporation 2014 Stock Incentive Plan, copies of which are on file at the executive offices of BBX Capital Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

21.       OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Parent, Subsidiary or Affiliate of the Company, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Parent, Subsidiary or Affiliate of the Company, or for any other individual who performs services for the Company or any Parent, Subsidiary or Affiliate of the Company. Notwithstanding the foregoing, after the effective date of this Plan, the Company will not issue any awards under the Company’s previously adopted 2005 Stock Incentive Plan or Stock Option Plan; however, this Plan shall not impact in any manner any awards previously granted under such prior plans.

22.       SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

23.       HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference only; they constitute no part of this Plan.

24.       SEVERABILITY. If any provision of this Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Plan, and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

EVERY VOTE IS IMPORTANT

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VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours
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PROXY CARD	BBX CAPITAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2017

CLASS A COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Seth M. Wise and Raymond S. Lopez, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BBX Capital Corporation held of record by the undersigned as of the close of business on April 12, 2017 at the Annual Meeting of Shareholders to be held on May 16, 2017 and at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.     ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

BBX_28820_041317_A

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Shareholder Meeting to Be Held on May 16, 2017.

The Proxy Statement and Annual Report for this meeting are available at:

https://www.proxy-direct.com/bbx-28820

IF YOU VOTE BY TELEPHONE OR INTERNET,

PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A	Proposals

1.	Election of fifteen directors, each for a term expiring at the Company’s 2018 Annual Meeting of Shareholders.

								FOR ALL	Withhold All	For All Except
01.	Alan B. Levan	02.	John E. Abdo	03.	Jarett S. Levan	04.	Norman H. Becker	☐	☐	☐
05.	Steven M. Coldren	06.	Darwin Dornbush	07.	Willis N. Holcombe	08.	Oscar Holzmann
09.	Alan J. Levy	10.	Joel Levy	11.	William Nicholson	12.	Anthony P. Segreto
13.	Neil Sterling	14.	Charlie C. Winningham, II	15.	Seth M. Wise

INSTRUCTIONS: To withhold authority to vote for any individual director nominee(s), mark the “FOR ALL EXCEPT” box and write the name of the nominee(s) on the following line. _________________________________________

		FOR	AGAINST	ABSTAIN
2.	Approval of the BBX Capital Corporation 2014 Incentive Plan, as Proposed to be Amended and Restated.	☐	☐	☐

3.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

B	Authorized Signatures ─ This section must be completed for your vote to be counted ─ Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
/ /

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VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

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PROXY CARD	BBX CAPITAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2017

CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Seth M. Wise and Raymond S. Lopez, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BBX Capital Corporation held of record by the undersigned as of the close of business on April 12, 2017 at the Annual Meeting of Shareholders to be held on May 16, 2017 and at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.     ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

BBX_28820_041317_B

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Shareholder Meeting to Be Held on May 16, 2017.

The Proxy Statement and Annual Report for this meeting are available at:

https://www.proxy-direct.com/bbx-28820

IF YOU VOTE BY TELEPHONE OR INTERNET,

PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A	Proposals

1.	Election of fifteen directors, each for a term expiring at the Company’s 2018 Annual Meeting of Shareholders.

								FOR ALL	Withhold All	For All Except
01.	Alan B. Levan	02.	John E. Abdo	03.	Jarett S. Levan	04.	Norman H. Becker	☐	☐	☐
05.	Steven M. Coldren	06.	Darwin Dornbush	07.	Willis N. Holcombe	08.	Oscar Holzmann
09.	Alan J. Levy	10.	Joel Levy	11.	William Nicholson	12.	Anthony P. Segreto
13.	Neil Sterling	14.	Charlie C. Winningham, II	15.	Seth M. Wise

INSTRUCTIONS: To withhold authority to vote for any individual director nominee(s), mark the “FOR ALL EXCEPT” box and write the name of the nominee(s) on the following line. _________________________________________

	FOR	AGAINST	ABSTAIN
2.

Approval of the BBX Capital Corporation 2014 Incentive Plan, as Proposed to be Amended and Restated. (A vote in favor of this proposal by a holder of the Company’s Class B Common Stock will also be deemed to constitute a vote in favor of the approval required by the Company’s Amended and Restated Articles of Incorporation of the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the BBX Capital Corporation 2014 Incentive Plan, as proposed to be amended and restated.)

	☐	☐	☐

3.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

B	Authorized Signatures ─ This section must be completed for your vote to be counted ─ Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
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